SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
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WEYERHAEUSER COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Weyerhaeuser

NOTICE OF THE 2024 ANNUAL MEETING & PROXY STATEMENT

Forward-Looking Statements
This proxy statement contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and reference or suggest the anticipated occurrence of events or accomplishments in the future. These forward-looking statements are based on our current expectations and assumptions and are not guarantees of future events or performance. The realization of our expectations and the accuracy of our assumptions are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as those set forth from time to time in our other public statements, reports, registration statements, prospectuses, information statements and other filings with the SEC. It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on the company’s business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

Dear Shareholder:
We are pleased to invite you to attend your company’s annual meeting of shareholders at 8:00 a.m. Pacific Time on Friday, May 10, 2024. The annual meeting will be conducted virtually via audio webcast. You will be able to attend the meeting, vote your shares and submit questions by logging on to www.virtualshareholdermeeting.com/WY2024.
The annual meeting will include consideration of the matters set forth in the accompanying notice of annual meeting and proxy statement. All shareholders of record as of March 11, 2024, are entitled to vote. Following the meeting, there will be a report on our operations, and we are pleased to share that Weyerhaeuser delivered a solid performance in 2023. Against a backdrop of challenging economic and market conditions, our people executed remarkably well and delivered industry-leading performances across all our Wood Products manufacturing businesses, grew the value of our Timberlands portfolio, monetized our first forest carbon credits, advanced our strong ESG foundation and created significant value for our shareholders.
We look forward to sharing these results and covering other business matters at the annual meeting. Whether or not you plan to attend the virtual annual meeting, your vote is important, and we urge you to please vote as soon as possible. You can vote in the manner described in the section titled Information About the Meeting — Voting Matters — Options for Casting Your Vote on page 65 of the accompanying proxy statement.
On behalf of your board of directors, thank you for your continued ownership and support of Weyerhaeuser.
Sincerely,

Rick R. Holley Chairman of the Board	Devin W. Stockfish President and Chief Executive Officer
We are well-positioned to build on our industry-leading performance and drive superior returns for our shareholders.

Notice of the 2024 Annual Meeting of Shareholders
For additional information about our annual meeting, see Information About the Meeting on page 64.
Meeting Date	Meeting Time	Virtual Meeting (Audio Webcast)	Record Date
May 10, 2024	8:00 a.m. (Pacific)	www.virtualshareholdermeeting.com/WY2024	March 11, 2024
Annual Meeting Business
Weyerhaeuser Company’s Annual Meeting of Shareholders will be held May 10, 2024, to:
•	Elect as directors the 10 nominees named in the accompanying proxy statement
•	Approve, on an advisory basis, the compensation of our named executive officers
•	Ratify the selection of KPMG LLP as the company’s independent registered public accounting firm for 2024
•	Transact any other business that may be properly brought before the annual meeting
Proxy Materials
On or about March 27, 2024, we began distributing to each shareholder entitled to vote at the annual meeting either (i) a Notice of Internet Availability of Proxy Materials; or (ii) our proxy statement, a proxy card and our 2023 Annual Report to Shareholders and Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to electronically access our proxy statement and our 2023 Annual Report to Shareholders and Form 10-K, how to vote and how to receive a paper copy of our proxy materials by mail, if desired.
Attending and Voting at the Annual Meeting
There will be no physical location for the annual meeting. Shareholders may attend, vote and ask questions at the meeting only by logging on at www.virtualshareholdermeeting.com/WY2024. To participate, you will need your unique control number included on your proxy card or on your Notice of Internet Availability of Proxy Materials.
Your vote is important. Shareholders who are owners of record of Weyerhaeuser common shares at the close of business on March 11, 2024, the record date, or their legal proxy holders are entitled to vote at the annual meeting. Whether or not you expect to attend the virtual annual meeting, we urge you to vote as soon as possible by one of these methods:

VIA THE INTERNET www.proxyvote.com	CALL TOLL-FREE 1-800-690-6903	MAIL SIGNED PROXY CARD Follow the instructions on your proxy card or voting instruction form	SCAN QR CODE Scan the code on your proxy card using your smartphone and follow the instructions
Shareholders may also vote at the virtual annual meeting. For more information on how to vote your shares please refer to Information About the Meeting — Voting Matters — Options for Casting Your Vote on page 65.
If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares.

Kristy T. Harlan
Senior Vice President, General Counsel and Corporate Secretary
IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on May 10, 2024
Our Proxy Statement and our Annual Report to Shareholders and Form 10-K are available free of charge at www.proxyvote.com

Proxy Voting Roadmap
Item 1: Election of Directors
Our board strives to maintain an appropriate balance of tenure, diversity, characteristics, talents, skills and expertise to provide sound and prudent guidance with respect to the company’s operations and interests. The board engages in robust succession-planning activities that have resulted in a strong track record of refreshment, with eight new directors added to our board since 2015.
The board recommends a vote “FOR” each nominee.
See pages 18-25 for more information.
Name & Primary Occupation	Age	Director Since	Independent	EC	AC	CC	GCRC
Mark A. Emmert Former President, National Collegiate Athletic Association	71	2008
Rick R. Holley (Board Chairman) Former Chief Executive Officer, Plum Creek Timber Company, Inc.	72	2016				Chair
Sara Grootwassink Lewis Former Chief Executive Officer, Lewis Corporate Advisors	56	2016			Chair
Deidra C. Merriwether Senior Vice President & Chief Financial Officer, W.W. Grainger, Inc.	55	2020
Al Monaco Former President & Chief Executive Officer, Enbridge, Inc.	64	2020
James C. O’Rourke Former President & Chief Executive Officer, The Mosaic Company	63	2023
Nicole W. Piasecki Former Vice President & General Manager, Propulsion Division, Boeing Commercial Airplanes	61	2003					Chair
Lawrence A. Selzer President & Chief Executive Officer, The Conservation Fund	64	2016		Chair
Devin W. Stockfish President & Chief Executive Officer, Weyerhaeuser Company	50	2019
Kim Williams Former Partner & Senior Vice President, Wellington Management Co., LLP	68	2006
EC = Executive Committee  AC = Audit Committee  CC = Compensation Committee
GCRC = Governance and Corporate Responsibility Committee
2 | Weyerhaeuser Company

Board of Directors Nominee Core Competencies

Significant Leadership	10
Public Company Board Experience	8
Timber, Land Management or Real Estate	8
Capital-intensive or Manufacturing Industry	8
Government, Regulatory or Legal	9
Environment, Nature & Climate Change Strategy	7
Finance & Capital Markets	7
International Business	8
Risk Management	9
Diversity, Equity & Inclusion	6

Board of Directors Highlights

Board Refreshment

8 Since 2015

Average Board Tenure

9.3 Years

Board Age Distribution

3
5
2
50s
60s
70s

Board Diversity

Racially Diverse
1
3
6
Female
Male

2024 Annual Meeting & Proxy Statement | 3

Item 2: Approve Executive Compensation
Our executive compensation program is designed to provide a market-competitive pay opportunity that ensures we attract and retain top talent, with pay directly linked to the achievement of short- and long-term business results that strongly align our executives’ interests with those of our shareholders.
The board recommends a vote “FOR” this proposal.
See pages 26-56 for more information.
Objective	Key Compensation Practices
Offer competitive pay opportunity that allows us to attract and retain top talent
 An independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), advises the Compensation Committee regarding best and competitive pay practices.
 We target compensation in the median range of market pay.

Emphasize pay-for-performance that drives superior financial results and value creation
 A significant portion of our executive pay is performance based.
 We evaluate performance against rigorous preset goals.
 When appropriate, we exercise negative discretion to reduce incentive cash compensation otherwise payable.

Provide strong alignment with the interests of our shareholders
 Equity constitutes a significant portion of our executive pay.
 Performance share unit (“PSU”) awards are tied to a three-year relative total shareholder return (“TSR”) measure.
 Share ownership requirements of 6x base salary for the CEO and 3x base salary (increased from 2x) for other executives.

Mitigate unnecessary and excessive risk-taking
 No employment agreements or guaranteed bonuses.
 We have compensation recovery and anti-hedging and anti-pledging policies.
 “Double trigger” acceleration of change of control benefits.
 Limited executive perquisites comprising relocation benefits, an annual executive health screening and, when necessary, security services; no tax gross-ups for “golden parachute” excise taxes.

Item 3: Ratify the Selection of the Independent Registered Public Accounting Firm
The Audit Committee evaluates KPMG’s performance annually and has determined that appointing KPMG to perform audit services for the company in 2024 is in the company’s and shareholders’ best interests. KPMG is a prominent national audit firm that has significant experience in the forest and wood products industry. The firm provides minimal non-audit services to the company.
The board recommends a vote “FOR” this proposal.
See pages 57-58 for more information.
4 | Weyerhaeuser Company

2023 Performance Highlights
Our performance in 2023 reflects solid execution across all businesses, notwithstanding challenging market conditions over the course of the year. In addition, we continued to deliver superior shareholder value by improving and growing our portfolio of assets, maintaining our industry-leading performance, enhancing our strong ESG foundation and executing on our capital allocation strategy.
We Strengthened the Value of Our World-Class Timberlands Portfolio
•	Acquired mature and highly productive timberlands in North Carolina, South Carolina and Mississippi, all strategically located near our existing timber holdings and mill operations
•	Divested less-strategic timberlands in upstate South Carolina
We Delivered Strong Financial and Operating Performance
•	Generated full-year net earnings of $839 million, Adjusted EBITDA* of approximately $1.7 billion, net cash from operations of over $1.4 billion and Adjusted FAD* of $986 million
•	Delivered peer-leading Adjusted EBITDA margin** in all our Wood Products manufacturing businesses and peer-leading Adjusted EBITDA per acre** in our Western Timberlands
•	Captured $37 million of Operational Excellence (“OpX”) improvements across our businesses
We Enhanced Our Strong ESG Foundation and Leadership
•	Received limited third-party assurance of our Scope 1 and Scope 2 greenhouse gas (“GHG”) emissions
•	Strengthened our DE&I roadmap and more than doubled companywide membership in employee resource groups
•	Launched two signature programs to provide targeted support for our rural operating communities
•	Included on the Dow Jones Sustainability Index North America — the only company included from our industry in 2023
We Advanced Our Natural Climate Solutions Business
•	Increased our Natural Climate Solutions (“NCS”) Adjusted EBITDA* by 114 percent since this business’ inception in 2020
•	Received registry approval for our first forest carbon project, expected to generate 475,000 credits over a 20-year crediting period; and completed the first sale of credits in the voluntary market
•	Entered into one new wind and 13 new solar energy agreements
We Returned Significant Cash to Our Shareholders
•	Returned $783 million in total cash to shareholders based on 2023 results (approximately 80 percent of 2023 Adjusted FAD)
•	Increased our quarterly base dividend by 5.6 percent in 2023 to $0.19 per share and paid a supplemental dividend of $0.14 per share in the first quarter of 2024 based on 2023 results
•	Returned $125 million to our shareholders through opportunistic share repurchases

*
See Appendix A for a definition and explanation of these non-GAAP measures, a full reconciliation of each measure to the most directly comparable GAAP measure and a brief discussion of why we use these non-GAAP measures.

**	See Appendix A for important information about these operating performance comparisons.
2024 Annual Meeting & Proxy Statement | 5

Environmental Stewardship and
Social Responsibility
Sustainability is one of the core values of our company and has been for over 100 years. We have spent decades building a strong foundation characterized by excellence in environmental stewardship, social responsibility and corporate governance. Our board provides oversight and direction on our sustainability strategy and ESG goals. Management reports to the full board on these matters on a regular basis, and the board annually reviews our performance and progress.
Environmental Stewardship
Everything we do in our forests and our manufacturing operations considers the long-term view. From a business perspective, we ensure our forests continue to provide a sustainable supply of wood fiber now and in the future, while also enhancing and protecting the many additional benefits they provide, such as clean water, clean air and critical areas for biodiversity. In our manufacturing operations, we focus on efficient use of raw materials and responsible environmental management of our sites. We are proud of our excellent performance in environmental stewardship and are firmly committed to ongoing scientific research and partnerships to find innovative, meaningful ways to improve our practices. Through our practices, we:
•	Keep the harvesting and growth of our forests in balance
•	Contribute to clean water and improve air quality
•	Preserve valuable wildlife habitat and protect biodiversity
•	Reduce the likelihood and magnitude of forest fires
•	Store carbon in our sustainably managed forests and wood products
•	Manage our environmental impacts and reduce risk
•	Verify our practices through externally validated certification programs
Minimizing Our Environmental Footprint
We meet or exceed rigorous environmental standards in all areas where we operate, and we constantly strive to improve the efficiency of our operations. We focus on increasing energy and resource efficiency, reducing greenhouse gas emissions, conserving natural resources and protecting biodiversity, and offering products with superior sustainability attributes to meet our customers’ needs. We set measurable sustainability goals aligned with our business strategy and regularly evaluate our progress. We are committed to continuously improving our sustainability practices based on sound science and innovation. We actively monitor environmental conditions that could affect our assets and operations, and partner with and support local, regional, national and global nonprofit organizations, research institutes, universities and government agencies on research efforts and projects.

6 | Weyerhaeuser Company

Social Responsibility
We know that maintaining a talented and engaged workforce and strong relationships with the communities where we operate is critical to our long-term value creation. For us, this commitment to our people and our communities means creating a safe, diverse and inclusive work environment. It also means supporting the communities where we operate, so they can be vibrant, prosperous places to live and work. It’s good for our business, and it’s the right thing to do.
Ensuring a Safe and Healthy Work Environment
The most fundamental characteristic of our culture at Weyerhaeuser is our deep commitment to the safety of our people. For us, safety is a core value and comes first in everything we do. Our industry-leading safety results are driven by:
•	Caring leadership with a safety-focused “tone at the top”
•	Engaged employees with robust safety training and education
•	A strong focus on identifying and reducing hazards and risks
Our efforts have resulted in a significant and sustained reduction in the number and severity of recordable injuries over the last several decades. Still, despite our progress in this area, two employees were fatally injured on the job in 2023, marking the first work fatalities we have experienced in nearly 10 years. These losses are a tragic reminder that our safety work is never done, and we remain relentlessly focused on achieving our goal of creating an injury-free workplace.
Growing Our People Throughout Their Careers
Developing our people is a key focus area and a critical part of our company vision. We are intentional about developing and growing our people at all levels of the company and at all stages of their careers through activities such as:

•	Creating meaningful individual development plans and providing a range of training and development tools
•	Delivering classroom leadership training to hundreds of our front-line, mid level and future executive leaders
•	Engaging in rigorous internal talent reviews, succession planning and competency assessments
•	Annually collecting feedback from employees about our workplace and their career development experience

2024 Annual Meeting & Proxy Statement | 7

Building a Diverse, Equitable and Inclusive Culture
Inclusion is a core value for our company. Our senior management team and board of directors are fully engaged and regularly review our diversity, equity and inclusion strategy and progress toward our goals of creating an inclusive environment, ensuring our policies and practices are equitable and improving representation where we have gaps. These values are also very important to our board of directors, which includes among its ten members gender and racial diversity.
To achieve this, we are focused on three key areas: leadership, people and culture. We set multiple targets in each category every year and are transparent about our progress, sharing results both internally and externally. We have an Inclusion Council in place and a dedicated director of Diversity, Equity and Inclusion, who works with our leaders to adjust our approach over time to ensure we keep pace with evolving best practices. Some of our policies and practices include:
•	“No tolerance” policies for discrimination and harassment of employees, suppliers, customers and visitors
•	Recurrent review of pay equity
•	Paid parental leave for all employees
•	Masked names on resumes and diverse hiring teams
•	Employee-led resource groups
•	Training on unconscious bias, harassment prevention, inclusive leadership, anti-racism, psychological safety, and a host of other DE&I topics
•	Companywide communication that educates and raises awareness
•	Regular employee surveys and other means of confidentially collecting feedback to help us evaluate our inclusive culture and address any gaps

In response to our 2023 feedback survey of all employees, 84 percent agreed their work environment is inclusive, which is an improvement of 2 percent from the last companywide survey.
Helping Our Communities Be Thriving Places to Work and Live
We are actively engaged in the communities where we operate, providing support through charitable giving and volunteer hours. In 2023, we launched two signature programs focused on creating thriving rural communities:
THRIVE: A commitment to invest $5 million across five of our operating communities that are most in need of extra support. Our goal is to invest $1 million in each community over the course of several years, and we will work with innovative partners — including businesses, nonprofits and governments — to further support these areas through grants and other types of funding and local engagement. The first community will be Zwolle, Louisiana, and the northwest Louisiana region.
Learn Local, Earn Local: We increased our Giving Fund allocation across the company to invest in building our future workforce. The new funding — combined with new partnerships with nonprofit partners, schools and critical-skill-building programs — will further youth education and workforce development opportunities at both the local and national level.

8 | Weyerhaeuser Company

Corporate Governance
Overview
Our corporate governance practices and policies promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management, and help build public trust in our company. Our governance framework is built on a foundation of written policies and guidelines, which we modify and enhance on a continuous basis to reflect best practices and feedback from our shareholders. Our Corporate Governance Guidelines and other key governance policies and documents are available on our website at investor.weyerhaeuser.com/policies-documents.
Alignment with Investor Stewardship Group Principles
Our corporate governance practices align with the governance principles set out in the corporate governance framework established by the Investor Stewardship Group, or ISG, for U.S.-listed companies, as shown below.
ISG Principle	WY Governance Practice
PRINCIPLE 1: Boards are accountable to shareholders
•  All directors stand for election annually
•  Proxy access with market terms
•  Majority voting standard in uncontested director elections
•  Directors not receiving majority support must tender resignation for consideration
•  No poison pill — board-adopted policy requires shareholder approval prior to adoption unless approved by majority of independent directors
•  Robust disclosure of our corporate governance practices

PRINCIPLE 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• Single class of voting shares • One share, one vote standard
PRINCIPLE 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives
•  All directors attend our annual meetings, providing an opportunity for shareholder engagement
•  Board considers annual voting results and ongoing investor engagement feedback in setting company policies and strategy
•  Directors engage with major shareholders, as appropriate, as a part of our ongoing outreach programs

PRINCIPLE 4: Boards should have a strong, independent leadership structure
•  Independent board chair with clearly defined responsibilities
•  Board considers appropriateness of its leadership structure at least annually
•  Proxy statement discloses why board believes current leadership structure is appropriate

PRINCIPLE 5: Boards should adopt structures and practices that enhance their effectiveness
•  Board composition reflects a broad range of relevant perspectives, skills and knowledge, including gender, racial and ethnic diversity:
○  4 of our 10 directors (40 percent) are women
○  1 of our 10 directors (10 percent) is racially or ethnically diverse
○  2 of our 3 key committees (66.7 percent) are chaired by women
○  9 of our 10 directors (90 percent) are independent; each key committee is fully independent
•  Active director refreshment with eight new board members since 2015
•  Mandatory retirement age (75)
•  Directors attended 96 percent of total board and committee meetings in 2023
•  All directors attended our 2023 Annual Meeting of Shareholders
•  Limits on outside board service
•  Policy provides that the board may retain independent outside advisors at its discretion
•  Annual board and committee evaluation process

PRINCIPLE 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company
•  Compensation Committee annually reviews and approves incentive program design for alignment with business strategies
•  Compensation program structure includes combination of short- and long-term performance goals
•  Proxy statement includes clear and robust disclosure regarding compensation program philosophy, objectives and design

2024 Annual Meeting & Proxy Statement | 9

Independent Board of Directors
Our Corporate Governance Guidelines and the listing requirements of the New York Stock Exchange (“NYSE”) each require that a majority of the board be comprised of “independent” directors, as defined from time to time by law, NYSE standards and any specific requirements established by the board. A director may be determined to be independent only if the board has determined that he or she has no direct or indirect material relationship with the company. To evaluate the materiality of any such relationship, the board has adopted the NYSE’s categorical independence standards for director independence.
After considering the Governance and Corporate Responsibility Committee’s report and recommendation, the board affirmatively determined that, other than Mr. Stockfish, each of the company’s current directors, each nominee for director and each director who served on the board in 2023 is independent in accordance with applicable NYSE and Securities and Exchange Commission (“SEC”) independence rules and requirements. The board determined that Mr. Stockfish is not independent because he is the president and chief executive officer of the company.
Separate Chair and Chief Executive Officer Roles
Our board has chosen to separate the positions of board chair and chief executive officer. The chief executive officer is responsible for the strategic direction and day-to-day leadership and performance of the company. The independent nonexecutive chair of the board provides oversight, direction and leadership to the board. The chair also performs the following duties:
•	In consultation with the chief executive officer, sets the agenda for meetings of the board;
•	Presides over meetings of the full board, nonexecutive sessions of the board and shareholder meetings;
•	Facilitates communication among our directors and between management and the board;
•
Provides input to the Governance and Corporate Responsibility Committee and Compensation Committee, as appropriate, with respect to the composition and design of our board, our annual board self-evaluation process and the performance evaluation process for our chief executive officer; and

•	As necessary or appropriate, represents the board in communicating with our shareholders and other external stakeholders.
Additionally, to provide a separate forum for candid discussion, the company’s Corporate Governance Guidelines require regularly scheduled executive sessions of independent directors, which are led by our independent board chair. In the case that our board chair is not independent, our Corporate Governance Guidelines require that the board appoint an independent lead director to fulfill this duty.
We believe that this separation of roles provides effective monitoring and objective evaluation of the chief executive officer’s performance and supports the board’s independent oversight of the company’s performance and governance standards. It also allows the board to draw on the leadership skills and business experience of two persons, the chair of the board and the chief executive officer.
10 | Weyerhaeuser Company

Board Committees
The board’s primary committees are the Audit, Compensation, and Governance and Corporate Responsibility Committees. These committees are comprised exclusively of independent directors and, in the case of the Audit Committee and Compensation Committee, include members who meet enhanced regulatory requirements for service on those committees. The board also has an Executive Committee. Each committee is governed by a written charter, a copy of which can be found on the company’s website at investor.weyerhaeuser.com/committee-charters-and-composition.

Audit Committee
The Audit Committee oversees the quality and integrity of the company’s accounting, auditing and financial reporting practices, as well as the company’s compliance with legal and regulatory compliance matters that could have a material impact on the company’s financial statements or internal controls over financial reporting and, in coordination with the Governance and Corporate Responsibility Committee, such other compliance matters that could have a material financial effect on the company. The committee is also responsible for:
 •  The appointment, compensation and general oversight of the company’s independent auditor;
 •  Annually assessing the performance of the independent auditor and the company’s internal audit group;
 •  Pre-approving all audit and non-audit services to be performed by the company’s independent auditor and all related fees;
 •  Regularly meeting separately in executive session with the independent auditor and the vice president of the company’s internal audit group;
 •  Reviewing and discussing the company’s annual and quarterly financial statements and its quarterly earnings press releases and related communications, and formally approving and recommending to the board inclusion of the annual financial statements in the company’s 10-K annual report;
 •  Reviewing and discussing the annual audit plans of the independent auditor and internal audit group;
 •  Reviewing the effectiveness of the company’s system of internal controls;
 •  Reviewing the results of the audit, including conclusions, significant findings and recommendations of both the independent auditor and the internal audit function, and assessing management’s responses relating to such conclusions, findings or recommendations;
 •  Discussing with management, internal audit and the independent auditor the company’s policies and practices relating to assessing and managing risk, including the risk of fraud;
 •  Approving policies and practices established by management for the company’s hiring of employees or former employees of the independent auditor; and
 •  Establishing procedures for the receipt and retention of, and responses to, complaints regarding accounting, internal controls or auditing matters, including the anonymous submission by employees of concerns regarding questionable accounting or auditing practices.

Current Members
  Sara Grootwassink Lewis (Chair)
 •  Deidra C. Merriwether
 •  Lawrence A. Selzer
 •  Kim Williams

The Audit Committee met seven times during 2023.

All committee members are financially literate within the meaning of stock exchange listing rules and are independent and meet additional stock exchange and SEC independence standards for audit committee membership.
The board of directors has determined that Sara Grootwassink Lewis, Deidra Merriwether and Kim Williams are each an audit committee financial expert as defined by SEC rules, and that each committee member has accounting or related financial management expertise as required by stock exchange listing standards.

2024 Annual Meeting & Proxy Statement | 11

Compensation Committee
The Compensation Committee reviews and approves the philosophy, strategy and design of the company’s compensation and benefits systems to ensure they are aligned with the company’s objectives and are effective in attracting and retaining workforce talent. It also makes compensation decisions for the company’s executive officers. The committee also:
 •  Recommends to the board of directors the corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s compensation in light of performance against those goals and objectives, and recommends to the board the CEO’s compensation level based on this evaluation;
 •  Reviews and recommends to the board of directors the compensation philosophy, strategy, programs and plans regarding nonemployee director compensation;
 •  Acts as administrator for the company’s incentive compensation plans, including establishment of performance goals;
 •  Regularly reviews and approves changes to the peer group used for benchmarking compensation for executive officers;
 •  Monitors the financial effects, and any risks, to the company related to the company’s compensation plans, programs and practices;
 •  Establishes stock ownership requirements for executive officers and recommends to the board stock ownership requirements for nonemployee directors; and
 •  Appoints and oversees the independent compensation consultant and annually ensures that the consultant’s work raises no conflicts of interest.

Current Members
  Rick R. Holley (Chair)
 •  Mark A. Emmert
 •  Al Monaco
 •  James C. O’Rourke
 •  Nicole W. Piasecki
The Compensation Committee met four times during 2023.
All committee members are independent and meet additional stock exchange and SEC independence standards for compensation committee membership.

Governance and Corporate Responsibility Committee
The Governance and Corporate Responsibility Committee oversees the company’s governance structure and practices. It is also responsible for evaluating overall board composition; ensuring that the appropriate skills, backgrounds and experience are adequately represented on the board; and making recommendations for board nominees accordingly. The committee also:
 •  Manages the board and committee evaluation process;
 •  Oversees the process for the board’s evaluation of our CEO’s performance;
 •  Provides oversight of sustainability strategy and performance, including our approach to addressing nature and land management matters as well as climate change impacts and opportunities;
 •  Provides oversight and policy direction on the company’s environmental and safety policies and practices;
 •  Recommends to the board any changes to the company’s Corporate Governance Guidelines; and
 •  Provides oversight of ethics and business conduct and coordinates with the Audit Committee regarding any ethics, business conduct or compliance matters that could have a material financial effect on the company.

Current Members
  Nicole W. Piasecki (Chair)
 •  Mark A. Emmert
 •  Lawrence A. Selzer
 •  Kim Williams

The Governance and Corporate Responsibility Committee met three times during 2023.

All committee members are independent.

Executive Committee
The Executive Committee is authorized to act for the board in the interval between board meetings, except to the extent limited by law, applicable stock exchange listing standards or the company’s charter documents.

Current Members Lawrence A. Selzer (Chair) • Rick R. Holley • Devin W. Stockfish
12 | Weyerhaeuser Company

Risk Oversight and Management
Board and Committee Risk Oversight
The board is actively involved in the oversight of risks that could affect the company. The oversight of these risks, which range from short- to long-term in nature, is conducted at the full board level and through board committees pursuant to written charters outlining their respective duties and responsibilities. The full board retains responsibility for oversight of broad strategic and operational risks, along with risks not otherwise delegated to one of its committees. These retained risks include, for example, strategic risks related to our industry and competition, our capital structure and our financial health, and operational risks such as cybersecurity.
The board stays informed of each committee’s oversight of its assigned areas of risk, which are summarized below, through regular reports by each committee chair to the full board. At least one member of the Governance and Corporate Responsibility Committee serves concurrently on the Audit Committee because some of the key risks overseen by the Governance and Corporate Responsibility Committee could involve financial risk. The board and its committees also receive regular reports directly from our vice president of litigation and enterprise risk and chief compliance officer and from other officers and company personnel responsible for the management of particular company risks. To help assess the company’s current and potential risks, both the board and its committees regularly call upon external advisors, including those with expertise in housing, macroeconomics, investment banking, compensation, accounting, pension asset and liability management, and cybersecurity.
Generally, the level and scope of board and committee oversight does not vary with the type of any particular company risk; although risks of greater potential severity that pose more of an immediate threat to the company and its operations or financial health are discussed with the board and its committees more frequently and in more detail than other, less immediately threatening, risks. The board believes that this structure and approach provides the appropriate leadership to help ensure effective risk oversight.

Full Board

Audit Committee

- ✓ Oversees risks relating to financial reporting, as well as legal and regulatory compliance matters that may have a material impact on the company's financial statements, internal controls over financial reporting or disclosure controls
- ✓ In coordination with the Governance and Corporate Responsibility Committee, oversees such other legal and regulatory compliance matters as may have a material financial effect on the company
- ✓ Meets regularly with the company's chief financial officer, controller, vice president of internal audit, internal legal counsel, KPMG LLP and other members of management
- ✓ Receives regular reports relating to matters such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation and other contingent liabilities, and changes in accounting requirements or practices that could affect the content or presentation of the company's financial statements
- ✓ Reviews any hot-line or other reports concerning accounting, internal controls or auditing matters

Governance and Corporate Responsibility Committee

- ✓ Oversees risks relating to board leadership and effectiveness, management and board succession planning, sustainability and environmental practices and policies (including matters relating to climate change), ethics and business practices, political activities and other public policy matters that affect the company and its stakeholders
- ✓ In coordination with the Audit Committee, oversees legal and regulatory compliance matters that may have a material financial effect on the company
- ✓ Works with officers of the company responsible for relevant risk areas and keeps abreast of the company's significant risk management practices and strategies for anticipating and responding to major public policy shifts that could affect the company
- ✓ Oversees the company's program for ethics and business conduct

Compensation Committee

- ✓ Oversees risks relating to the company's compensation and benefits systems and annually reviews poli-cies and practices to determine whether they meet the committee's objectives for executive pay and to ensure that the company's compensation practices are not reasonably likely to have a material adverse effect on the company
- ✓ Retains its own independent compensation consultant and meets regularly with management to under-stand the financial, human resources and shareholder implications of its compensation decisions

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Risk Management
While the board and its committees are responsible for general risk oversight, company management is charged with managing these risks. The company has a robust strategic planning and enterprise risk management process that facilitates the identification and management of risks. This process includes identification of specific risks, ranking of the likelihood and magnitude of effect of those risks, scenario analysis, review of risk appetite and a review of mitigation plans.
Our enterprise risk management team oversees our compliance and ethics program and is led by our vice president of litigation and enterprise risk and chief compliance officer, who reports to our senior vice president and general counsel and the Governance and Corporate Responsibility Committee. The team works in close coordination with our businesses; our legal, accounting, IT and internal audit groups; and our independent auditor to analyze a wide range of material risks that could affect the company, including strategic, operational, financial, reputational and other risk areas that have the potential to materially affect the company’s businesses, and integrates this information into strategic planning and discussions with the board of directors. Key risk areas of focus include cybersecurity, sustainability and environmental practices, and safety performance, along with risks relating to our internal controls and procedures.
Management regularly reports to the board and its committees on the status of existing company risks and the identification of new or emerging risks. Members of the board, in turn, actively provide feedback on the company’s risk management practices and, where appropriate, make suggestions concerning increased focus on one or more existing risks or consideration of new or emerging risk areas.
Succession Planning
Succession planning and leadership development are key priorities and responsibilities for the board and management. Formal presentations are typically made to the full board on an annual basis concerning succession for each member of our senior management team. These discussions involve a presentation of near-term and longer-term internal succession candidates for each senior executive position, including a discussion of each candidate’s qualifications and experience. The board also discusses the key focus areas in each candidate’s development plan (which may include, for example, external coaching, supplemental education, special-project work, or movement within the organization) that will assist them in preparing for a senior executive role. A confidential procedure is also maintained for the transfer of the CEO’s responsibilities in the event of an emergency or sudden incapacitation or departure.
The board is also involved in succession planning for senior executive level and other critical roles throughout the year as part of the board’s regular review of the company’s people and leadership development activities. In addition, the board has regular and direct exposure to the company’s high-potential leadership candidates through formal board and committee presentations, as well as informal events that allow board members to directly interact with and personally assess senior executive and other key-role succession candidates.
Shareholder Engagement
We believe that maintaining regular and active dialogue with our shareholders is important for effective corporate governance as well as to our commitment to deliver sustainable, long-term value to our shareholders. We engage with our shareholders on a variety of topics throughout the year to ensure we are addressing questions and concerns, to seek input and to provide perspective on our policies and practices. Shareholder feedback is regularly reviewed and considered by the board and its committees and is reflected in adjustments and enhancements to our policies and practices. We remain committed to investing time with our shareholders to maintain transparency and to better understand their views on key issues.
Mr. Stockfish, our chief executive officer, and Mr. Wold, our chief financial officer, frequently meet with shareholders and present at investor conferences, and our Investor Relations office engages with shareholders throughout the year on matters focused on our core businesses and performance. In addition to these shareholder engagements, our general counsel, vice president of investor relations and vice president of sustainability engaged with shareholder ESG teams to provide updates on our 2023 ESG performance, including our sustainability, social and governance practices, and to solicit feedback about our programs and practices.

14 | Weyerhaeuser Company

In 2023, we proactively reached out for engagement to approximately 65 percent of our shares outstanding. In total, we engaged with 160 institutional firms during the year, including 55 percent of our shares outstanding. We also engaged with proxy and other advisory firms that represent the interests of various shareholders to help us stay abreast of developing areas of shareholder focus and to solicit feedback about our programs and practices.
Shareholder Rights
Shareholder Proxy Access
Our proxy access bylaw allows eligible shareholders to nominate candidates to the board of directors who are included in the company’s proxy statement and ballot. This process for inclusion of shareholder nominees in the proxy statement is in addition to previously existing bylaw provisions that allow shareholders to nominate directors to the board without access to the company’s proxy statement. For more information about the director nomination process, see Stock Information — Shareholder Recommendations and Nominations of Directors on page 62.
Directors Elected Annually by Majority Vote
Our bylaws require that directors be elected annually by a majority of the votes cast in uncontested director elections. Any incumbent director who is not reelected continues to serve as a “holdover director” until the earlier of 90 days after election results are certified, his or her successor has been appointed by the board or he or she resigns. By company policy, each nominated incumbent director who does not receive majority vote support submits his or her resignation, and the Governance and Corporate Responsibility Committee considers relevant circumstances and factors, including without limitation, whether the resignation would cause the board or the company to be out of compliance with applicable law or stock exchange listing standards, and recommends to the board whether to accept the resignation. Holdover directors do not participate in these deliberations.
Shareholders’ Right to Call Meetings
Our bylaws provide that special meetings of our shareholders may be called by shareholders representing at least 25 percent of the company’s outstanding shares if certain notice and other procedural requirements are followed and if the board determines that the matters of business to be brought before the meeting are appropriate for shareholder action under applicable law.
New Compensation Recovery Policy
We adopted a new compensation recovery policy to ensure that incentive and certain other compensation is paid based on accurate financial and operating data and the correct calculation of performance against incentive targets. In compliance with new SEC and NYSE rules, our policy requires, subject to limited exceptions, the Compensation Committee to pursue recovery of excess incentive compensation received on or after October 2, 2023, by any current or former executive in the event of an accounting restatement due to material noncompliance with financial reporting requirements. Our policy goes beyond regulatory requirements by enabling the committee to pursue, at its discretion, recovery of certain equity-based compensation that is earned or becomes vested solely based on service, such as our time-vested restricted stock units (“RSUs”), in the event of an accounting restatement due to material noncompliance. The committee also has discretion to pursue recovery of compensation covered under the policy from any nonexecutive company employee that it designates. Our original compensation recovery policy continues to govern compensation received prior to October 2, 2023.
Anti-Hedging and Anti-Pledging Policy
Our anti-hedging and anti-pledging policy prohibits our directors, executive officers and employees from hedging their ownership of the company’s stock, including without limitation, engaging in any short sales of the company's stock and trading or making investments in options, puts, calls, collars or other derivative instruments related to company stock. Our policy also prohibits directors, executive officers and employees who report directly to an executive officer from pledging company stock or trading company stock on margin.
Related Party Transactions Review and Approval Policy
During 2023, there were no related party transactions nor are there any currently proposed related party transactions.
The board has adopted a related party transactions policy and delegated to the disinterested members of the Audit Committee the responsibility to review and approve, or deny, any presented related party transaction. A “related party transaction” is any transaction (or series of related transactions) involving the company in which the amount involved
2024 Annual Meeting & Proxy Statement | 15

exceeds $120,000 and a related person has a direct or indirect material interest. “Related persons” are directors and executive officers or a member of their immediate families, shareholders who beneficially own more than 5 percent of the company’s stock, or a company, charitable organization or other entity in which any of these persons owns 10 percent or more of the voting equity or serves as an executive officer.
Any related person must inform the corporate secretary about a proposed related party transaction and disclose pertinent facts and circumstances. If the corporate secretary concludes it to be a related party transaction, the matter is brought to the Audit Committee for review.
•
After review of the facts and circumstances, the disinterested members of the committee may approve the transaction only if the involved director’s or executive’s independence and the company’s best interests are not adversely affected.

•	Transactions not previously submitted for approval shall, upon becoming known, be submitted to the committee for ratification, termination or modification of terms.
•	Related party transactions approved by the committee are reported to the board of directors.
Board Composition and Consideration of Director Nominees
Director Qualifications
Our Corporate Governance Guidelines provide that the board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent oversight and guidance with respect to the company’s operations and interests. The Corporate Governance Guidelines also provide that, at all times, a majority of the board must be comprised of “independent directors” as defined from time to time by law, NYSE standards and any specific requirements established by the board. As a base-line, each director is expected to exhibit high standards of integrity, commitment, and independence of thought and judgment; participate in a constructive and collegial manner; be willing to devote sufficient time to carrying out the duties and responsibilities of a director; and, most importantly, represent the long-term interests of all shareholders.
Examples of desired skills and backgrounds include:

 Executive leadership
 Finance and capital markets
 Public company board experience
 Relevant industry (natural resource/commodities)
 Government, regulatory or legal
 Manufacturing and capital-intensive industry
Environmental and climate change management/strategy Diversity, equity and inclusion Real estate and land management International business Risk management
In addition to targeted skill areas, the board also seeks to have a membership that has diverse perspectives as informed by skills, experiences and backgrounds, including, without limitation, perspectives informed by diverse gender, racial, ethnic and national backgrounds.
The Governance and Corporate Responsibility Committee assesses the skills currently represented on the board and those skill areas represented by directors expected to retire from the board in the near future against the list of targeted skills and experiences. The committee also considers recommendations from members of the board regarding skills that could improve the overall quality and ability of the board to carry out its function. Based on this analysis, the committee targets specific skill areas or experiences as the focus of consideration for new directors to join the board.
Identifying and Evaluating Nominees for Directors
The Governance and Corporate Responsibility Committee uses a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated or arise, the Governance and Corporate Responsibility Committee evaluates various potential candidates for director, considering the skill areas and characteristics discussed above and qualifications of the individual candidate. Candidates may come to the attention of the committee through current board members, third-party search firms retained to assist in identifying and evaluating possible candidates, shareholders or other persons. The committee or a subcommittee may interview potential candidates to further assess the qualifications possessed by the candidates and their ability to serve as a director. The committee then determines the best-qualified candidates based on the established criteria and recommends those candidates for appointment by the board (to fill vacancies) or for election at the next annual meeting of shareholders. Mr. James C. O’Rourke, who was appointed to the board in August 2023, was identified by a third-party search firm.
16 | Weyerhaeuser Company

Board Self-Assessment
The board is committed to assessing its own performance to identify its strengths, as well as areas in which it may improve its performance. The assessment is done through formal and informal means. A formal annual self-evaluation process, which is overseen by the Governance and Corporate Responsibility Committee, involves the completion of annual evaluations of the board and its committees, review and discussion of the results of the evaluations by both the committee and full board, and consideration of action plans to address any issues. The evaluation also includes a review of year-over-year evaluation results to identify any trends and to assess whether actions taken in response to previous evaluation results have resulted in meaningful improvements. The board chair also solicits and gathers feedback from directors throughout the year and shares this feedback with the board and management. A key part of the self-assessment process is the board’s annual determination of whether the board’s membership reflects the right diversity of skills, backgrounds and characteristics necessary for its optimal functioning. Changes that have been implemented as a direct result of feedback received from directors include the addition of new board members with one or more targeted skills or backgrounds to enhance the board’s composition, as well as various enhancements and supplements to board materials.
Limits on Other Board Service
The board expects that every director has sufficient time to commit to attending and being prepared to contribute at Weyerhaeuser board and committee meetings. With this in mind, our Corporate Governance Guidelines provide that a director may not serve on more than three other public company boards. If a director serves as the principal executive officer of a public company, the limit on outside board service is no more than two other public company boards. In addition, directors who serve on the Audit Committee may not serve on more than two other public company audit committees. The board may determine, on a case-by-case basis, that additional board service beyond these limits would not impair a director’s ability to effectively discharge his or her duties as a director of the company.
Communication with Our Board
Communications to the board of directors may be sent to Weyerhaeuser Company, Attention: Corporate Secretary, 220 Occidental Avenue South, Seattle, Washington 98104 and marked to the attention of the board or any of its committees, the independent directors as a group or one or more individual directors. Communications may also be sent by email to CorporateSecretary@weyerhaeuser.com.
Code of Ethics and Transparency
Integrity is a core value at Weyerhaeuser: we have a strong culture of ethics and integrity at every level of our company. Since our founding in 1900, we have consistently been recognized for our ethical business practices, compliance and high standards. In 2024, we were named for the 15th time as one of the World’s Most Ethical Companies® by Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices.
Our Code of Ethics is currently in its tenth edition and applies to all employees and members of our board. It is an expression of our commitment and shared responsibility to conduct our business affairs ethically with stakeholders, including employees, communities, customers, suppliers, contractors and shareholders. We will notify shareholders on our website at weyerhaeuser.com of any waiver granted by the board of directors under the Code of Ethics for an executive officer or director. No such waivers were granted for any executive officer or director in 2023. The current edition of the Code of Ethics is available on our website at weyerhaeuser.com/company/values/integrity/.

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Item 1. Election of Directors
The ten persons identified as follows are nominated to be elected as directors at the 2024 annual meeting for one-year terms expiring at the 2025 annual meeting. All nominees, except for James C. O’Rourke, who was appointed by the board to serve as a new director effective August 3, 2023, were elected as directors by shareholders at the 2023 annual meeting for a one-year term expiring at the 2024 annual meeting.
Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly executed proxies will be voted for the persons nominated by the board of directors. The board of directors anticipates that each of the listed nominees will be able to serve, but if at the time of the meeting any nominee is unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee.
The biography of each of the following nominees contains information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding their experiences, qualifications, attributes or skills considered by the Governance and Corporate Responsibility Committee and the board of directors to assess the nominee’s candidacy for nomination.

The board of directors recommends that shareholders vote “FOR” the election of each of the following nominees.

Mark A. Emmert	Rick R. Holley	Sara Grootwassink Lewis	Deidra C. Merriwether	Al Monaco	James C. O'Rourke	Nicole W. Piasecki	Lawrence A. Selzer	Devin W. Stockfish	Kim Williams
Large-Organization CEO or Equivalent Experience	●	●			●	●		●	●	
Other Significant Executive Experience	●	●	●	●	●		●	●	●	●
Timber, Forest Products, Land Management or Real Estate Development		●	●	●	●		●	●	●	●
Manufacturing/Capital Intensive Industry		●	●	●	●	●	●		●	●
Other Commodity-Based Industry Experience		●	●	●	●	●				
REIT Operations and/or Tax Compliance		●	●				●		●	
Strategic Planning	●	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●		●	●
Environmental and Nature Management & Strategy		●		●	●	●	●	●	●	
Climate Change Management & Strategy				●	●	●	●	●	●	
Finance & Capital Markets		●	●	●	●	●			●	●
Technology, IT or Cybersecurity Oversight			●		●		●			
Sales & Marketing				●	●		●			
International	●		●	●	●	●	●		●	●
Human Capital Management & Executive Compensation	●	●	●	●	●	●	●		●	●
Diversity, Equity & Inclusion	●	●		●	●				●	●
Legal & Government Relations	●	●	●	●	●	●	●	●	●

18 | Weyerhaeuser Company

Nominees for Election
Mark A. Emmert
Director Since: 2008 Age: 71 Committees: Compensation Governance & Corporate Responsibility
Biographical Information:
Mark A. Emmert served as the president of the National Collegiate Athletic Association from 2010 until March 2023; as president of the University of Washington in Seattle, Washington, from 2004 to 2010; as chancellor of Louisiana State University from 1999 to 2004; and chancellor and provost of the University of Connecticut from 1994 to 1999. Prior to 1994, he was provost and vice president for Academic Affairs at Montana State University and held faculty and administrative positions at the University of Colorado. He is also a director of Expeditors International of Washington, Inc. (global logistics services). He previously served on the board of directors of Omnicare, Inc. (healthcare services) until 2015. Mr. Emmert is a Life Member of the Council on Foreign Relations and is a Fellow of the National Academy of Public Administration. He has also been a Fulbright Fellow and a Fellow of the American Council on Education and has served on many nonprofit boards.

Qualifications:
 •  Experienced executive leadership of large and complex educational, healthcare and athletics organizations
 •  Extensive background in government, public policy, international affairs and strategic planning
 •  Significant experience overseeing public company governance and executive compensation matters

Rick R. Holley
Director Since: 2016 Age: 72 Chairman of the Board Committees: Compensation (Chair) Executive
Biographical Information:
Rick R. Holley served as the president and chief executive officer of Plum Creek Timber Company, Inc. (timber) from 1994 to 2013 and continued to serve as chief executive officer until February 2016, at which time Plum Creek merged with Weyerhaeuser. From 1989 to 1994, Mr. Holley served as Plum Creek’s chief financial officer. He previously served on the board of directors of Avista Corporation (electric and natural gas utility) until 2014 and as a director of Plum Creek until February 2016. He has also served as a member of the Economic Advisory Council at the Federal Reserve Bank of San Francisco and as a director of the National Alliance of Forest Owners and the Sustainable Forestry Initiative.

Qualifications:
 •  Significant executive leadership experience, having previously served as one of the longest tenured principal executive officers in the timber industry
 •  Extensive understanding of the company’s industry and business lines
 •  Executive and board experience in strategic planning, corporate governance, finance, government affairs, risk oversight and public company executive compensation

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Sara Grootwassink Lewis
Director Since: 2016 Age: 56 Committees: Audit (Chair)
Biographical Information:
Sara Grootwassink Lewis founded Lewis Corporate Advisors (capital markets advisory firm) in 2009, where she served as chief executive officer until 2018. From 2002 to 2009, she was executive vice president and chief financial officer of Washington Real Estate Investment Trust Company (equity REIT). She was previously vice president of Finance and Investor Relations at Corporate Office Properties Trust (office and data center REIT) and a sell-side REIT equity analyst with Johnston, Lemon & Co. (financial services). Ms. Grootwassink Lewis serves on the board of directors and chairs the Compensation and Human Capital Committee of Healthpeak Properties, Inc. (life science, senior housing and medical office real estate) and serves on the board and Audit Committee of Freeport-McMoRan Inc. (mining). She previously served on the board and chaired the Audit Committee of Sun Life Financial, Inc. (global financial services) until May 2021, as well as the boards of PS Business Parks, Inc. (commercial real estate) until 2019, CapitalSource Inc. (commercial lending) until its acquisition in 2014, Plum Creek Timber Company, Inc. (timber) until 2016, and Adamas Pharmaceuticals, Inc. (specialty pharmaceuticals) until 2016. Ms. Grootwassink Lewis is also involved in the following organizations: the Center for Audit Quality, where she serves on the Audit Committee Council; the Brookings Institution, where she serves on the board of trustees and Executive Committee and chairs the Governance Studies Council; the United States Chamber of Commerce Center for Capital Markets Competitiveness, where she serves on the Leadership Board; and the National Association of Corporate Directors, where she is a Board Leadership Fellow and delegate for the Advisory Council for Risk Oversight. Ms. Grootwassink Lewis also served as a member of the Public Company Accounting Oversight Board Standing Advisory Group from 2015 to 2017.

Qualifications:
 •  Extensive executive, financial and real estate industry experience as a senior executive of a publicly traded REIT as well as a member of several public company boards
 •  Considerable public company board experience in audit and governance matters
 •  Certified public accountant registered in the State of Illinois and holds a chartered financial analyst designation

Deidra C. Merriwether
Director Since: 2020 Age: 55 Committees: Audit
Biographical Information:
Deidra C. Merriwether has served as senior vice president and chief financial officer for W.W. Grainger, Inc. (industrial maintenance, repair, and operating products supply) since January 2021. In previous roles with Grainger, she was the senior vice president and president of North American Sales & Services until January 2021, senior vice president of Direct Sales and Strategic Initiatives from 2016 to 2020, and vice president of Finance, Americas, from 2013 to 2016. Prior to Grainger, she was with Sears Holdings Corp. (retail) as chief operating officer of Retail Formats from 2011 to 2013; senior vice president and chief financial officer of Retail Formats from 2008 to 2011; vice president of Procurement & Merger Integration from 2004 to 2008; and vice president of Kmart Real Estate Strategy from 2002 to 2004. She has also served in various finance, production, and management roles with Sears, Isiah Investments (investments), PricewaterhouseCoopers (professional services), and Eli Lilly & Company (pharmaceutical). Ms. Merriwether served on the board of Sears Canada from 2007 to 2010 and serves on the Ann and Robert Lurie Children’s Hospital board in Chicago, Illinois, and on the North Carolina A&T State University Athletic Foundation board.

Qualifications:
 •  Significant breadth and depth of executive experience in the areas of finance, sales and international supply chain management
 •  Extensive finance experience serving as the chief financial officer for one of the world’s largest industrial supply companies, as well as having served in several other professional finance roles
 •  Served in several executive sales positions with significant profit and loss statement responsibilities

20 | Weyerhaeuser Company

Al Monaco
Director Since: 2020 Age: 64 Committees: Compensation
Biographical Information:
Al Monaco served as president and chief executive officer and director of Enbridge Inc. (energy infrastructure) from 2012 to January 2023. Previously, Mr. Monaco held various senior executive roles at Enbridge, including executive vice president, Natural Gas Transmission and Renewable Energy; executive vice president, Major Projects Execution; president of Enbridge Gas Distribution; and senior vice president, Corporate Planning and Development, as well as board positions with Enbridge and affiliated companies/publicly traded entities. Mr. Monaco currently serves on the board of directors of the Canadian National Railway Company (freight railway), where he is a member of the Human Resources Committee and the Governance Committee. He was also a director of the American Petroleum Institute, serving on its Executive Committee and as a chair of its Finance Committee. Other associations in which Mr. Monaco is involved include the U.S. National Petroleum Council, the Business Council of Canada, the Business Council of Alberta, and the Catalyst Canada Advisory Board. Mr. Monaco holds the chartered professional accountant designation.

Qualifications:
 •  Significant executive leadership experience in overseeing a large and complex North American and international energy infrastructure organization with geographically diverse and capital-intensive operations
 •  Extensive background in natural resources development, technology, international operations, strategic planning, and human resource management
 •  Executive and board experience with capital markets, mergers and acquisitions, regulated businesses, government policy, environmental, social and governance matters and public company executive compensation

James C. O’Rourke
Director Since: 2023 Age: 63 Committees: Compensation
Biographical Information:
James “Joc” C. O’Rourke, appointed as a director of the company in 2023, is currently a senior advisor to The Mosaic Company (mining), where he served as chief executive officer and director from 2015 until December 2023 and as president from 2015 until September 2023. In previous roles with Mosaic, he was executive vice president – Operations and chief operating officer from 2012 to 2015, and executive vice president – Operations from 2009 to 2012. Prior to Mosaic, Mr. O’Rourke was president of Australia Pacific for Barrick Gold Corporation, the largest gold producer in Australia, and held various management, engineering and other roles in the mining industry in Canada and Australia. He also serves as a director of The Toro Company (outdoor maintenance equipment), where he is the chair of the Compensation and Human Resources Committee and a member of the Nominating and Governance Committee, and of Rio Tinto Ltd (metals and mining), where he is a member of the Nominations Committee and Sustainability Committee.

Qualifications:
 •  Significant executive leadership experience in overseeing a global producer of some of the most important nutrients in agriculture
 •  Extensive background in commodities markets, procurement, and managing international supply chains and customers, as well as deep leadership expertise in driving innovation, operational efficiency, safety and sustainability performance
 •  Executive and board experience with public company executive compensation and governance matters

2024 Annual Meeting & Proxy Statement | 21

Nicole W. Piasecki
Director Since: 2003 Age: 61 Committees: Governance & Corporate Responsibility (Chair) Compensation
Biographical Information:
Nicole W. Piasecki served as vice president and general manager of the Propulsion Systems Division of Boeing Commercial Airplanes (aerospace) from March 2013 to September 2017. Previously, she served as vice president of Business Development & Strategic Integration for Boeing Commercial Airplanes from 2010 to March 2013; president of Boeing Japan from 2006 to 2010; vice president of Business Strategy & Marketing for Boeing Commercial Airplanes from 2003 to 2006; vice president of Sales, Leasing Companies, for Boeing Commercial Airplanes from 2000 until January 2003; and in various positions in engineering, sales, marketing, and business strategy for the Commercial Aircraft Group since 1992. Ms. Piasecki serves on the board of directors of BAE Systems PLC (defense and aerospace) and BWX Technologies (nuclear components and fuel). She is also a member of the board of directors of The Stimson Center and serves as an advisor to Mitsubishi Heavy Industries, Ltd. in Tokyo. Ms. Piasecki previously served on the board of directors of Howmet Aerospace Inc. (aerospace manufacturing) until May 2023. She also previously served on the board of trustees of Seattle University, the board of directors of the Seattle Branch of the Federal Reserve Bank, the board of governors of the American Chamber of Commerce of Japan (Tokyo) and the advisory council of the Federal Aviation Administration.

Qualifications:
 •  Significant executive experience in overseeing one of the largest and most complex business divisions of a leading global aircraft and air defense systems designer and manufacturer
 •  Extensive background in capital-intensive industries, sales and marketing, strategic planning, and international operations and relations
 •  Considerable board experience in public company executive compensation and governance matters

Lawrence A. Selzer
Director Since: 2016 Age: 64 Committees: Executive (Chair) Audit Governance & Corporate Responsibility
Biographical Information:
Lawrence A. Selzer has served as the president and chief executive officer of The Conservation Fund (one of the nation’s premier environmental nonprofit organizations) since 2001. He is the chairman of the board of directors of the American Bird Conservancy and of Leading Harvest (agriculture sustainability). He previously served on the board of trustees of Manomet, Inc. (conservation science) until 2021, on the board of directors of Plum Creek Timber Company, Inc. (timber) until February 2016 and as chairman of the board of directors of the Outdoor Foundation (outdoor experience promotion and accessibility) from 2007 until 2016.

Qualifications:
 •  Significant executive leadership experience in managing and overseeing a large, complex and geographically diverse environmental conservation organization
 •  Experience and expertise in the areas of conservation procurement, conservation finance, timberland acquisitions and dispositions, and real estate management
 •  Considerable board experience in public company executive compensation and audit matters

22 | Weyerhaeuser Company

Devin W. Stockfish
Director Since: 2019 Age: 50 Committees: Executive
Biographical Information:
Devin W. Stockfish has been president and chief executive officer since January 2019. Previously he served as the company’s senior vice president, Timberlands from January 2018 to December 2018, and as vice president, Western Timberlands from January 2017 to December 2017. He also served as the company’s senior vice president, general counsel and corporate secretary from July 2014 to December 2016 and as assistant general counsel from March 2013 to July 2014. Before joining the company, he was vice president and associate general counsel at Univar Inc. (chemical distribution), where he focused on mergers and acquisitions, corporate governance and securities law. Previously, he was an attorney in the law department at Starbucks Corporation (retail food and beverage) and practiced corporate law at K&L Gates LLP (law firm). Before he began practicing law, he was an engineer with The Boeing Company (aerospace and defense). Mr. Stockfish serves as chair of the board of directors for the National Alliance of Forest Owners.

Qualifications:
 •  Significant executive leadership experience in overseeing the largest and most geographically diverse integrated timber and forest products company in North America
 •  Experience and background in capital-intensive industries, mergers and acquisitions, corporate finance, executive compensation, legal and regulatory matters, and strategic planning, as well as deep leadership expertise in driving innovation, operational efficiency, safety and sustainability performance
 •  Executive and board experience with public company executive compensation, governance and audit matters

Kim Williams
Director Since: 2006 Age: 68 Committees: Audit Governance & Corporate Responsibility
Biographical Information:
Kim Williams served as senior vice president and associate director of global industry research for Wellington Management Company LLP (investment management) from 2001 to 2005, was elected a partner effective in 1995 and held various management positions with Wellington from 1986 to 2001. Prior to joining Wellington, she served as vice president, industry analyst for Loomis, Sayles & Co., Inc. (investment management) from 1982 to 1986. She is also a director of E.W. Scripps Company (diverse media), as well as chair of its Audit and Executive Committees and serves as the lead independent director on the board of directors of Xcel Energy Inc. (utilities). She previously served as a director for MicroVest (asset management firm) until 2021. Ms. Williams is a member of the Women’s Health Leadership Council of Brigham and Women’s Hospital in Boston, Massachusetts, a member of the board of Oxfam America (global antipoverty agency) and a life trustee of Concord Academy (education).

Qualifications:
 •  Significant executive experience in investment management and operations, serving as a senior executive of one of the world’s leading investment asset management organizations
 •  Extensive understanding of the investor perspective and experience and a background in corporate finance, strategic planning and international operations
 •  Considerable public company board experience in audit and governance matters

2024 Annual Meeting & Proxy Statement | 23

Board and Committee Meetings in 2023
The following table summarizes meeting information for the board and each of the board’s committees in 2023. Directors attended 96 percent of the total meetings of the board and committees on which they served in 2023.
	Board of Directors	Executive	Audit	Compensation	Governance and Corporate Responsibility
Total Meetings in 2023	4	—	7	4	3
Director Compensation
Nonemployee Director Compensation Program for 2023
The board believes that the level of nonemployee director compensation should be based on board and committee responsibilities and be competitive with comparable companies. The board also believes that a significant portion of nonemployee director compensation should be awarded in the form of equity to align director interests with the long-term interests of shareholders.
Director compensation for 2023 included the following components:
Description of Fee	Cash or Cash Equivalent Amount ($)
Annual Retainer — Cash	115,000 (1)
Annual Retainer — RSU	170,000 (2)
Board Chair Retainer — Cash	75,000 (3)
Board Chair Retainer — RSU	75,000 (3)
Audit/Compensation Committee Chair Retainer — Cash	20,000
Governance & Corporate Responsibility Committee Chair Retainer — Cash	15,000
(1)	As a result of benchmarking nonemployee director compensation, the board approved an increase to the amount of the annual cash retainer from $115,000 to $120,000, beginning in 2024.
(2)	As a result of benchmarking nonemployee director compensation, the board approved an increase to the amount of the annual restricted stock unit retainer from $170,000 to $180,000, beginning in 2024.
(3)
As a result of benchmarking nonemployee director compensation and in consideration of the significant duties performed by the board chair, the board approved an increase to the board chair’s compensation from $150,000 to $165,000, of which $85,000 is paid in the form of RSUs and $80,000 is paid in cash, beginning in 2024.

There are no meeting fees, and retainer fees are paid annually following the annual shareholders’ meeting. Retainers for the board and committee chairs are paid in addition to the annual cash and RSU retainers.
The Compensation Committee is responsible for annually reviewing our nonemployee director compensation practices in comparison to that of comparable companies. Our program reflects best practices, including:
•	Retainer-only compensation with no fees for attending meetings, which is an expected part of board service;
•	Additional retainers for special roles, such as board and committee chairs, to recognize incremental time and effort involved;
•	Equity delivered in the form of full-value shares, with short (one-year) vesting to avoid director entrenchment;
•	Director stock ownership requirements of 5x the annual cash retainer (currently $575,000); and
•	Expense reimbursement for actual travel and other out-of-pocket expenses incurred in relation to board service.
The Compensation Committee works with its independent compensation consultant, FW Cook, to ensure the program remains competitive. This review includes a competitive analysis of our nonemployee director compensation program against the practices of the companies in the peer group used for executive compensation comparisons.
24 | Weyerhaeuser Company

The following table shows the annual compensation of our nonemployee directors for 2023.
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Mark A. Emmert	115,000	169,982	284,982
Rick R. Holley	210,000	244,993	454,993
Sara Grootwassink Lewis	135,000	169,982	304,982
Deidra C. Merriwether	115,000	169,982	284,982
Al Monaco	115,000	169,982	284,982
James C. O’Rourke	88,777	131,207	219,984
Nicole W. Piasecki	130,000	169,982	299,982
Lawrence A. Selzer	115,000	169,982	284,982
Kim Williams	115,000	169,982	284,982
(1)
The amount for Ms. Lewis includes cash compensation of $20,000 for her service as chair of the Audit Committee during 2023. The amount for Ms. Piasecki includes cash compensation of $15,000 for her service as chair of the Governance and Corporate Responsibility Committee during 2023. The amount for Mr. Holley includes cash compensation of $75,000 for his service as chairman of the board and $20,000 for his service as chair of the Compensation Committee during 2023. Mr. O’Rourke was appointed to the board on August 3, 2023, and the amount of his cash compensation was prorated based on his time of service from August 3, 2023, until the date of the 2024 annual meeting.

(2)
Amounts reflect the grant date fair value of director compensation paid in the form of RSUs or deferred stock equivalent units. The grant date fair value for all directors was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amount for Mr. Holley includes a stock award of $75,000 for his service as chairman of the board during 2023. The fair value for all directors other than Mr. O’Rourke was calculated based on the grant date of May 12, 2023. The fair value of Mr. O’Rourke’s compensation paid in the form of RSUs was calculated based on the grant date of August 3, 2023, the date Mr. O’Rourke joined the board of directors. Mr. O’Rourke received prorated compensation of $131,236 in RSUs based on his time of service from the date of his appointment to the board until the date of the 2024 annual meeting. The following directors chose to defer their RSUs into stock equivalent units under our Fee Deferral Plan for Directors and were credited with the following stock equivalent units: Mr. Holley — 8,224 units, and Ms. Lewis and Ms. Merriwether — 5,706 units each. In addition, Ms. Merriwether deferred her fee compensation into an interest-bearing account under the terms of our Fee Deferral Plan for Directors. Amounts deferred into stock equivalent units under the Fee Deferral Plan for Directors will be paid following the director’s termination of service in the form of shares of the company’s common stock.

The number of RSUs paid to directors was determined by dividing the dollar amount of the retainer equity award by the market price of Weyerhaeuser Company common stock on the date of grant. For 2023 awards, 8,224 RSUs were granted to Mr. Holley and 5,706 RSUs to each of the other directors except for Mr. O’Rourke, who received a prorated grant of 3,999 RSUs based on his term of service, which began on August 3, 2023. The RSUs vest over one year and will be settled in shares of the company’s common stock on May 9, 2024 (the day prior to the company's 2024 Annual Meeting of Shareholders). Directors who leave the board during the one-year period receive a pro rata number of shares on the settlement date. RSUs granted to directors are credited with dividend equivalent units during the one-year vesting period.
Deferral Options for Cash and Equity Retainer
Directors may elect to defer all or a portion of the annual cash and equity retainer payments under the Fee Deferral Plan for Directors. A director may elect to defer the cash retainer into an interest-bearing account (with interest in accordance with the plan at 120 percent of the applicable federal long-term rate (“AFR”) as published by the IRS in January of each plan year) or to defer the cash or equity portion of the retainer into stock equivalent units. In the case of cash fees, the number of credited stock equivalent units is determined by dividing the amount of cash deferred by the market price of the company’s common stock on the date such fees would have been paid. In the case of equity fees, the RSUs are deferred into an equal number of stock equivalent units. In each case, stock equivalent units are credited with dividends during the deferral period.
Amounts deferred into cash are paid in cash, and amounts deferred into stock equivalent units are paid in company stock, in each case at the end of the deferral period, but in no event earlier than the director’s separation from service to the board, in accordance with the requirements and limitations of Section 409A of the Internal Revenue Code (“IRC”). Canadian directors who defer fees into stock equivalent units may elect to receive cash payments instead of company stock.
Annual Shareholder Meeting Attendance
Members of the board of directors are expected to attend the company’s annual shareholder meetings, if possible. All directors serving at the time of the 2023 annual meeting attended the meeting.
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Item 2. Proposal to Approve, on an Advisory Basis, the Compensation of the Named Executive Officers
We are asking our shareholders to indicate their support for the compensation of our named executive officers (“NEOs”) as described in this proxy statement. This annual proposal, commonly known as a Say-on-Pay proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs.
Our executive officers, including our NEOs, are critical to our success. That is why we design our executive compensation program to attract, retain and motivate superior executive talent. At the same time, we design our executive compensation program to focus on shareholders’ interests and sustainable long-term performance. We do this by making a significant portion of our NEOs’ compensation contingent on reaching specific short- and long-term performance measures.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2024 annual meeting:
“RESOLVED, that Weyerhaeuser Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
This Say-on-Pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends that shareholders vote “FOR” the advisory proposal to approve the compensation of our named executive officers.
26 | Weyerhaeuser Company

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation philosophy and practices and the material elements comprising our compensation program. It also explains the process that the Compensation Committee uses to determine compensation and benefits for our named executive officers, or “NEOs”. For 2023, our NEOs are:
Name	Title
Devin W. Stockfish	President and Chief Executive Officer
David M. Wold	Senior Vice President and Chief Financial Officer
Russell S. Hagen	Senior Vice President and Chief Development Officer
Travis A. Keatley	Senior Vice President, Timberlands
Keith J. O’Rear	Senior Vice President, Wood Products
Executive Summary
Executive Compensation Philosophy and Practices
Our executive compensation program is designed to provide a market-competitive pay opportunity that ensures we attract and retain top talent, with pay directly linked to the achievement of short- and long-term business results. The Compensation Committee reviews our executive compensation program components, targets and payouts on an annual basis and considers feedback we receive from our shareholders to ensure that compensation is appropriately linked to performance against company strategy and aligned with the interests of our shareholders.
We achieve our objectives through an executive compensation program that:
•	Offers competitive pay opportunity that allows us to attract and retain top talent;
•	Emphasizes pay-for-performance that drives superior financial results and value creation;
•	Provides strong alignment with the interests of our shareholders; and
•	Mitigates unnecessary and excessive risk-taking.
Program Structure and Practices
The structure and components of our executive compensation program provide a balanced focus on both long-term strategic and financial objectives and shorter-term business objectives.

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Our Leading Compensation Practices

 No employment agreements;
 No tax gross-ups for “golden parachute” excise taxes;
 New compensation recovery policy that exceeds SEC and NYSE requirements;
 Annual review of compensation risks and peer compensation data;
  Significant weighting of pay tied to performance-based compensation;
 Modest executive perquisites limited to relocation-related benefits, executive health screening and, only when necessary, security services;
 Equity awards with multiyear vesting comprise a significant portion of total compensation;

 Directors and officers are prohibited from hedging or pledging company stock;
 Rigorous and measurable goal setting aligned with business strategy, including quantifiable and measurable ESG-related goals;
 Robust stock ownership requirements for the CEO (6x salary) and senior vice presidents (3x salary);
 An independent compensation consultant, FW Cook, to advise the Compensation Committee;
 “Double trigger” accelerated vesting of our long-term incentive equity awards upon a change of control; and
 Balanced focus on both long-term strategic and financial objectives and shorter-term business objectives.

2023 Compensation Highlights
For 2023, each of our business segments delivered strong financial and operating results despite continuing macroeconomic challenges. Our business and operating results drove key performance metrics in the variable elements of our compensation program, reflecting our emphasis on pay-for-performance. Following is a summary of how we performed against our short-term incentive goals under our Annual Incentive Plan (“AIP”) and how we performed against our long-term incentive goals under our PSU plan, along with information about our Say-on-Pay results. For more information about these plans, see the discussion under Short-Term Incentive Plan beginning on page 34 and Long-Term Incentive Compensation — Performance Share Unit Awards beginning on page 39.
2023 Annual Incentive Plan Payout

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Payout of 2021 Performance Share Unit Equity Award

2023 Say-on-Pay Results
Shareholders communicated overall strong support of our compensation philosophy and programs with Say-on-Pay voting results in excess of 94 percent approval in 2023. Our Compensation Committee and board of directors value the opinions of our shareholders and consider those opinions as key inputs when making compensation decisions. Historically, we have received very strong shareholder support for our compensation program. In addition to our regular shareholder engagement throughout the year, to the extent we were to receive a significant vote against the compensation of our named executive officers, we would engage in vigorous and timely shareholder outreach and consider our shareholders’ feedback and concerns. The Compensation Committee would then evaluate whether responsive actions were necessary and implement any needed changes.
Frequency of Our Say-on-Pay Vote
At the 2023 Annual Meeting of Shareholders, our shareholders expressed a preference to hold our Say-on-Pay vote on an annual basis. In light of this voting outcome, the board of directors has chosen to continue holding future Say-on-Pay votes on an annual basis.

Compensation Philosophy and Principles
Competitive Pay to Attract and Retain Talent
Our executive officers, including our NEOs, are critical to our success. That is why we design our executive compensation program to attract, retain and motivate top executive talent.
Comparative Market Data
We annually review market compensation data to determine whether target compensation for our executive officers remains competitive and make adjustments when appropriate. Our market assessment includes evaluation of base salary, annual and long-term incentive opportunities, and other rewards such as health benefits and retirement programs. Our philosophy is to set total target compensation and benefit levels within the median range of market pay and benefit levels. Each component of total compensation and other benefits is intended to be consistent with market practices to help the company attract and retain talented executives.
We use comparative executive compensation data publicly available from a designated peer group of companies to help evaluate the competitiveness of our executive compensation program. We also review the competitive performance of our peers to help establish performance targets for incentive plans and to assess appropriate payout levels for performance. In addition, we review various pay surveys, including surveys of pay practices of forest products companies and comparably sized manufacturing companies, as well as general industry data for similarly sized companies. The peer group and survey data are generally reviewed separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.
In analyzing this information, we compare the pay of individual executives if we believe the positions are sufficiently similar to make meaningful comparisons. We also consider each executive’s level of responsibility, prior experience, job performance, contribution to the company’s success and results achieved. The Compensation Committee exercises its judgment and does not apply formulas or assign specific mathematical weights to individual factors.
For the market assessment conducted to help the Compensation Committee set 2023 executive target pay opportunities, total target compensation for our NEOs relative to similarly situated executive officers in the competitive market was generally within the median range.
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Peer Group for 2023 Compensation Opportunities
When establishing 2023 median target pay opportunities for our NEOs, the Compensation Committee reviewed competitive market data in February 2023 for the following group of comparator companies:
Company	Revenue(1) ($MM)	Market Cap(2) ($MM)
Air Products & Chemicals, Inc. (APD)	$12,699	$68,430
AvalonBay Communities, Inc. (AVB)	$2,554	$22,566
Ball Corporation (BLL)	$15,475	$16,054
Boston Properties, Inc. (BXP)	$3,038	$10,593
Crown Castle International Corp. (CCI)	$6,876	$58,739
Eastman Chemical Company (EMN)	$10,901	$9,768
Equinix, Inc. (EQIX)	$6,610	$60,615
Equity Residential (EQR)	$2,681	$22,297
International Paper Company (IP)	$21,114	$12,317
Iron Mountain Incorporated (IRM)	$4,984	$14,492
Nutrien Ltd (NTR)	$36,792	$37,993
Packaging Corporation of America (PKG)	$8,543	$11,752
PPG Industries, Inc. (PPG)	$17,657	$29,552
Public Storage (PSA)	$4,091	$49,212
Simon Property Group (SPG)	$5,216	$38,606
The Mosaic Company (MOS)	$18,485	$14,937
Ventas (VTR)	$4,079	$18,007
WestRock Company (WRK)	$21,257	$8,949
75th Percentile	$17,112	$38,453
50th Percentile	$7,709	$20,152
25th Percentile	$4,314	$12,861
Weyerhaeuser Company (WY)	$10,567	$22,813
(1)	Four quarters of revenue closest to 2022 calendar year-end.
(2)	As of December 31, 2022.
Each year, the Compensation Committee works with FW Cook, its independent compensation consultant, to review and assess the composition of the peer group and make any necessary changes to maintain the company within the group median range in terms of revenue and market capitalization. We also aim to select a peer group comprised of a roughly 50/50 mix of companies representing the Real Estate Investment Trust (“REIT”) and basic materials industries. There have been no changes to the peer group since 2022.
Pay-for-Performance
Our compensation program is designed to reflect a strong focus on the pay-for-performance approach that drives superior financial results and value creation and strongly aligns our executives’ interests with those of our shareholders. We tie pay to performance by:
•	Structuring a significant portion (60 percent for the CEO, 56 percent for other NEOs) of executives’ pay as performance-based compensation;
•	Evaluating performance against rigorous, preset performance goals;
•	Using performance to allocate more compensation to higher-performing businesses and employees; and
•	Exercising negative discretion to reduce incentive compensation otherwise payable upon achievement of preset goals to adjust for negative business occurrences.
30 | Weyerhaeuser Company

Setting Challenging Goals and Evaluating Our Performance
We design our compensation program to reward the achievement of specific financial, strategic and individual performance goals. The Compensation Committee certifies achievement of our financial and controllable business metric goals, and we use an annual performance management process to assess individual performance. Both business and individual goals are established at the beginning of the year and are clear, measurable and performance based. Performance goals tend to include a broad spectrum of metrics that are aligned with our vision, including goals relating to financial and operating results, human capital management, environment and sustainability, customer value delivery and safety. The Compensation Committee and the board review the CEO’s performance against his goals annually.
The Compensation Committee believes that challenging performance goals, considered in the appropriate context, are the best measure of our performance. In some market conditions, the rigor of our performance goals can be accurately assessed with year-over-year absolute increases to our financial or operational excellence targets. However, in a commodity market facing significant downward pricing pressure, equal or lower performance targets could be as, or more, rigorous and challenging. For example, we consider harvest levels, which fluctuate from year to year, in setting targets for our AIP. One of the main reasons for these fluctuations is our commitment to sustainable forestry practices, a fundamental element of our vision and strategy. We do not make up for changes in portfolio mix by harvesting more logs. We believe that this commitment to sustainable harvest management, which requires that we limit our harvest levels to maximum sustainable yield, is aligned with our company’s and our shareholders’ best long-term interests. Similarly, we manage our real estate assets for long-term shareholder value and therefore consider a variety of factors in setting our annual budget for this business, including, but not limited to, timing relative to prevailing or expected market conditions. We also set challenging goals for our Wood Products business that are focused on reducing operating costs and improving mill reliability. This in turn enables us to continue to operate profitably in low commodity pricing markets and maintain consistent supply for our customers. Beyond operating conditions, flat or lower performance targets might also reflect the financial impact of recently sold assets or businesses. For these reasons, the Compensation Committee believes it is important to set and evaluate performance goals in an appropriate business and operating context.
Strong Alignment with Shareholders
Our compensation program is also designed to reflect a strong alignment with the interests of our shareholders, which we believe is a key component of a successful executive compensation program. We achieve this alignment by structuring our program and policies so that:
•	A significant portion (74 percent for the CEO; 60 percent for other NEOs) of our executives’ pay is in the form of equity compensation;
•	Our PSU awards, which account for 60 percent of the equity awards for our executives, are tied to a three-year relative TSR measure; and
•	Our stock ownership requirements ensure that our executives hold a significant amount of our stock (6x salary for our CEO and 3x salary for our senior vice presidents).
Our mix of short-term (AIP) and long-term (PSUs and RSUs) incentives, with a significant portion of total compensation provided through long-term incentives, encourages executive focus on both long-term strategic and financial objectives and shorter-term business objectives without introducing excessive risk. In general, employees with more ability to directly influence overall company and business segment performance have a greater portion of their overall compensation provided through long-term incentives.

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Mitigation of Unnecessary and Excessive Risk-Taking
In designing our executive compensation program, we aim to meet our objectives while implementing and maintaining leading practices that discourage unnecessary and excessive risk-taking. This includes:
•	Balance between fixed and variable compensation;
•	Balance between cash and equity compensation;
•	Compensation recovery policy to ensure accountability;
•	Policy prohibiting hedging and pledging of company stock by directors and officers;
•	Balance between short- and long-term incentives;
•	Diversification of performance metrics;
•	Cap on bonus payments;
•	Robust executive stock ownership requirements (6x salary for the CEO and 3x salary for other executives); and
•	Independent board committee oversight and committee discretion to adjust quality of results.
Compensation Program Design
Our Industry
We operate in a cyclical industry, and our profitability with respect to many of our products can fluctuate significantly based upon factors beyond our control. Among the most important of these are macroeconomic factors that affect demand, and thus market prices, for our commodity products. Consistent with our focus on long-term shareholder value, we manage our timber assets on a sustainable basis. With that in mind, we do not make short-term management decisions that could negatively affect the long-term value of our timberlands in response to temporarily challenged commodity pricing environments. Likewise, we manage our manufacturing assets so they can operate reliably and profitably even during market downturns, which in turn helps us maintain a dedicated and skilled workforce and ensure a predictable supply of products to our customers.
Our compensation program is designed to reflect the business context in which we operate. It is vitally important that we retain top talent and incentivize our senior leaders to make the right long-term value decisions for our shareholders throughout the business cycle. We accomplish this by combining short- and long-term incentives that are tied to a range of key performance indicators. These include absolute financial performance goals, as well as strategic business metrics that relate to operational excellence, sustainability practices and human capital management. Each year, goals are designed and set to be more challenging than prior-year goals, but at the same time we take into account the market conditions and commodity pricing environments in which our businesses will operate.
Role of the Compensation Committee, Compensation Consultant and Management
Compensation Committee
The Compensation Committee oversees and administers our executive compensation program. This includes establishing performance goals for our incentive compensation plans, annually examining and approving a peer group of companies used to benchmark compensation and setting the compensation of our NEOs.
Independent Compensation Consultant
FW Cook has been engaged by the Compensation Committee to act as its compensation consultant and to advise the committee in the discharge of its responsibilities relating to our executive and board of directors compensation programs.
The Compensation Committee has sole authority from the board of directors for the appointment, compensation and oversight of FW Cook, which reports directly to the committee. FW Cook provides no services to the company other than these compensation consulting services and has no other direct or indirect business relationships with the company or any of its affiliates. The Compensation Committee has reviewed the independence of FW Cook and has concluded that FW Cook’s engagement and work do not raise a conflict of interest.
32 | Weyerhaeuser Company

Management
Our CEO and chief administration officer each play an important role in the Compensation Committee’s process for determining executive compensation opportunities. For 2023, human resources executives presented to the committee specific compensation recommendations for all executive officers other than the CEO. These recommendations were developed in consultation with the chief administration officer and the CEO and were accompanied by supporting market data generated by FW Cook. The CEO also provided the committee with his general views on compensation matters and on the performance of the executive officers who report to him. Exercising its independent judgment, the committee made final decisions for 2023 executive compensation opportunities. Decisions related to the CEO’s 2023 compensation opportunities were made independently by the committee in direct consultation with FW Cook and then were recommended to the board of directors for its approval. The CEO, who was also a director during 2023, did not participate in and was not present for the board’s discussions to review and approve the Compensation Committee's recommendation regarding his compensation.
Compensation Components
To provide a competitive overall compensation and benefits package that is tied to creating shareholder value and that supports the execution of our business strategies throughout the business cycle, we use a range of compensation components. The combination and the amount of each component are influenced by our compensation goals, market data, the role of the executive in the company and the total value of all the compensation and benefits available to the executive. The following is a summary of our 2023 executive officer compensation program:
Element	Objectives and Basis
Base salary	Provide fixed compensation within the median market range
Annual cash incentives	Provide annual cash incentive opportunity targeted within the median market range to drive short-term company and business unit performance
Long-term incentives — Performance Share Units	Provide long-term incentive opportunity targeted within the median market range to drive company performance and align executive and shareholder interests over a three-year performance period
Long-term incentives — Restricted Stock Units	Provide long-term incentive opportunity targeted within the median market range to align executive and shareholder interests and retain top executive talent through long-term equity vesting
Retirement benefits	Provide retirement benefits within the median market range
Deferred compensation benefits	Allow executives to defer the receipt of compensation and related income inclusion for income tax purposes
Medical and other benefits	Provide benefits package within the median market range comprised of benefits offered to all employees
Base Salary
Base salary is the principal fixed element of executive compensation. In setting base salaries for executives, our Compensation Committee generally targets base salary to be within the median market range based on data from both the peer group companies previously described and general industry executive surveys for the applicable executive role. We also consider other factors to allow us to meet our objective of attracting and retaining top talent, such as the company’s performance, relative pay among executives, the executive’s individual performance and his or her experience. The Compensation Committee reviews executive salaries annually.
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Following are the base salaries set by the Compensation Committee in February 2023 for our NEOs. Changes from 2022 base salaries for NEOs were made by the committee to maintain competitiveness within the median market range.
Named Executive Officer	Base Salary Set for 2023
Devin W. Stockfish	$1,300,000
David M. Wold	$640,000
Russell S. Hagen	$685,000
Travis A. Keatley	$630,000
Keith J. O’Rear	$690,000
Short-Term Incentive Plan
Our AIP is an annual cash incentive plan designed to motivate our executive officers to drive strong financial and business unit performance and to provide a clear link between pay and performance.
Plan Mechanics
At the beginning of the year, each AIP participant, including each of our NEOs, was assigned a target bonus opportunity that reflected competitive practices in the market for similar positions. Target bonus opportunities in 2023 were 160 percent of base salary for our CEO and 100 percent of base salary for the other NEOs. The maximum potential bonus that may be earned by any executive officer is 200 percent of target value. Target opportunity for the CEO AIP was increased by 10 percent from 2022 to maintain competitiveness within the median market range.
Funding is calculated using financial performance metrics and controllable business metrics for each of the company’s three business segments, with the financial performance metrics weighted 60 percent and the controllable business metrics weighted 40 percent. Controllable business metrics performance goals for 2023 are discussed in more detail on page 36.
Metrics in each category are discrete, measurable and rigorous and provide employees with a clear view of how business and individual performances affect compensation. Funding based on the financial performance and controllable business metrics ranges from 0 percent to 200 percent of target. The Compensation Committee maintains discretion to modify AIP awards notwithstanding actual performance goal achievement in appropriate circumstances.
Financial Performance Metrics (60%)
Financial performance metrics are established by the Compensation Committee at the beginning of each plan year and are not subject to adjustment by management. The committee determines the level of financial performance necessary for funding the threshold, target and maximum levels, which represent funding at 20 percent, 100 percent and 200 percent of target levels, respectively. If the applicable performance goal is below the threshold, the funding level for this portion of the AIP is 0 percent. Targets for the AIP’s financial performance metrics are established based on a variety of factors:
•
The near-term outlook, prior year performance and competitive position influence the performance goal set for target funding for the Timberlands and the Real Estate, Energy & Natural Resources businesses;

•	The cost of capital and competitive position influence the performance goal set for target funding for the Wood Products business; and
•	Internal benchmarks of outstanding performance influence the performance goal set for maximum funding.
34 | Weyerhaeuser Company

For 2023 financial performance metrics, the Compensation Committee set Adjusted EBITDA targets for each of the Timberlands and Real Estate, Energy & Natural Resources businesses and a Return on Net Assets (RONA) target for the Wood Products business. As discussed on page 31, in setting AIP targets we consider, among other factors, current and expected conditions in the commodity markets in which we compete. For the 2023 AIP, the financial performance metrics for Timberlands were reduced from those in 2022 primarily because of a lower Adjusted EBITDA budget for our Western Timberlands operations. The budget decrease was driven primarily by decreases in domestic market prices for logs in the west and lower pricing for Japanese log exports, along with higher harvest and transportation costs reflecting increased inflationary pressures.
The following table lists the financial performance metrics by business segment for 2023:
	Metric	Threshold (20% of Target Funding)	Target (100% of Target Funding)	Maximum (200% of Target Funding)
Timberlands	Adjusted EBITDA	$442 million	$631 million	$785 million
Real Estate, Energy & Natural Resources(1)	Adjusted EBITDA	$275 million	$300 million	$325 million
Wood Products	RONA	15%	30%	50%
(1)
Segment Adjusted EBITDA target of $300 million includes a Natural Climate Solutions (NCS) Adjusted EBITDA target of $50 million to support the strategic growth plan for the NCS business. Financial performance for the year is based on the result of both segment and NCS Adjusted EBITDA, weighted 75 percent and 25 percent, respectively.

Adjusted EBITDA. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, depletion, amortization, basis of real estate sold and special items. We use this as the principal performance measure for the Timberlands and Real Estate, Energy & Natural Resources segments because it is a well-understood measure of how well these businesses are generating cash and is a financial performance metric that is important to our shareholders. Adjusted EBITDA also aligns our cash incentive compensation program with how the company evaluates and reports its performance to shareholders and reflects the way senior management manages the company.
RONA. We define Return on Net Assets, or “RONA”, as earnings before interest and taxes, or “EBIT”, divided by average net assets, which is total assets for Wood Products less cash and cash equivalents and current liabilities. We use RONA as the principal performance measure for our Wood Products business because of its strong link over time to total shareholder return in the basic materials sector and for Weyerhaeuser. The use of this measure is intended to focus participants on generating profitability, both through increasing revenues and controlling costs. This measure also reinforces the importance of making disciplined capital investments that will improve the company’s overall returns.
Controllable Business Metrics (40%)
The remainder of the AIP funding determination is based on the performance of each business against certain controllable business metrics approved in advance by the Compensation Committee. Each year the committee sets a threshold, target and maximum level for the controllable business metrics portion of the total AIP award. The controllable business metrics include rigorous preset quantitative and qualitative goals for operational excellence, sustainability and human capital management that are both detailed and measurable. Operational excellence goals include performance against achievement of the company’s objectives in areas such as financial and competitive performance, cost competitiveness and performance against strategic goals and priorities. Sustainability goals include sustainable forestry certification, greenhouse gas reduction targets, and carbon mitigation market goals involving carbon capture and storage and carbon credit transactions. Human capital management goals vary for each of our businesses and the conditions in which they operate; they are designed to ensure that each business has a deep base of “ready-now” succession candidates and include measured progress against individual development plans for critical role placement in the organization.
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Following is a description of the operational excellence, sustainability and human capital management goals that comprised the controllable business metrics portion of our 2023 AIP. Results are presented for each business segment.
Timberlands
Operational Excellence (Target Performance)
• Margin Improvement ($25 – $35 million)
• Cost Avoidance (4 – 6 significant opportunities)
• Efficiency (1 – 2 scale process improvements)
• Cross-Business OpX ($10 – $15 million)
• Future Value (2 – 4 gap improvement score against best-in-class silviculture/forestry benchmarks)
Results Achieves ($29.8 million) Achieves (4 opportunities) Exceeds (3 improvements) Exceeds ($20.4 million) Achieves (3.4 score)
	Sustainability • Maintain 100% certification to sustainable forestry practices	Results Achieves (Maintained certification with no major nonconformances)
Real Estate & ENR
Operational Excellence (Target Performance)
• Real Estate Margin > Timber Net Present Value (70% – 100%)
• Advance Acquisitions & Divestitures Business Development (Complete > $250 million total acquisitions, > $25 million small-parcel and alternative acquisitions, and 2 new fiber supply agreements signed)
• Woodbasket Optimization (3 woodbasket optimization assessments and roadmaps completed)
Results Exceeds (125%) Low Achieves ($237 million, including $14 million small-parcel/alternative and 1 new fiber supply agreement) Achieves (3 assessments and roadmaps)

Sustainability
• Carbon Credit Projects (Complete development of 2 new Improved Forest Management (“IFM”) projects and list 3 new IFM projects with ACR)
• Natural Climate Solutions Market Development (Complete 2 new Carbon Capture and Storage (“CCS”) agreements and 8 new wind and solar agreements)
Results Below (2 IFM projects developed, 2 new projects ready for listing) Low Achieves (No CCS contract, 13 wind/solar agreements)
Wood Products
Operational Excellence (Target Performance)
• Margin Improvement ($25 – $35 million)
• Future Value (3.2 – 3.6 average reliability score)
• Cost Avoidance (6 – 9 significant opportunities)
• Efficiency (2 – 3 scale process improvements)
• Cross-Business OpX ($10 – $15 million)
Results Below ($7 million) Low Achieves (3.2 score) Exceeds (10 opportunities) Exceeds (4 improvements) Exceeds ($20.4 million)
	Sustainability • Reduce GHG Emissions by 4% – 5%	Results Below (0.9% reduction)
All Business Segments	Human Capital Management Goals relating to succession planning, critical role placement and leadership development	Results Exceeds
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Bonus Allocation Process
After the end of each plan year, the Compensation Committee approves the funding for the AIP based on the performance of each business against its predetermined financial performance metrics and controllable business metrics. The bonus opportunities for executive officers are first multiplied by the level of funding achieved (e.g., 50 percent funding would reduce an officer’s target opportunity by half). Funded awards may be adjusted up or down based on each officer’s individual performance rating against his or her preestablished performance goals, based on a qualitative and quantitative assessment of performance and other individual performance criteria. In general, an executive officer will earn an annual incentive award at or near his or her funding-adjusted target level. However, the committee always retains discretion to adjust awards downward in extraordinary circumstances, as it has done in the past.
Individual AIP awards are calculated as follows:

The chief executive officer and corporate function employees, including the chief financial officer, receive annual bonuses based on a weighting of earned funding of the AIP for the business segments — 40 percent for Timberlands, 20 percent for Real Estate, Energy & Natural Resources and 40 percent for Wood Products — modified by the performance of the individual employee against his or her performance goals. This funding mechanism is designed to align the chief executive officer and chief financial officer with the goals, priorities and success of all of our businesses, in which they each play a critical role.
AIP Funding for 2023
For 2023, AIP funding multiples were as follows:

	Financial Performance Metrics		Controllable Business Metrics
Business (Financial Measure)	2023 Financial Results	Funding Multiple (A)	2023 Business Metrics Results	Funding Multiple (B)	2023 Total Business Funding Multiple (A+B)
Timberlands	$646 million(1)	0.66	Achieves	0.48	1.14
Real Estate, Energy & Natural Resources	$320 million(2)	0.92	Achieves	0.44	1.36
Wood Products	26.3%(3)	0.48	Low Achieves	0.30	0.78
Corporate Funding(4)	N/A	0.64	N/A	0.40	1.04
(1)	Reflects segment Adjusted EBITDA.
(2)
Reflects segment Adjusted EBITDA, which includes NCS Adjusted EBITDA of $47 million. Financial results and funding multiple are based on a 75 percent weighting of segment Adjusted EBITDA and a 25 percent weighting of NCS Adjusted EBITDA.

(3)	Reflects segment RONA.
(4)	Corporate funding is based on combined segment performance weighted 40 percent Timberlands, 20 percent Real Estate, Energy & Natural Resources, and 40 percent Wood Products.
2024 Annual Meeting & Proxy Statement | 37

AIP bonus targets and actual payout amounts for 2023 were as follows:
Named Executive Officer	Target Bonus (% of base salary)	Target Bonus Amount ($)	Funding Multiple	2023 Bonus Earned ($)	Discretionary Adjustment	2023 Bonus Paid ($)	2023 Bonus Paid (% of target)
Devin W. Stockfish Corporate	160%	$2,080,000	1.04	$2,163,200	($162,200)	$2,001,000	96%
David M. Wold Corporate	100%	$640,000	1.04	$665,600	($33,600)	$632,000	99%
Russell S. Hagen Real Estate, Energy & Natural Resources	100%	$685,000	1.36	$931,600	($46,600)	$885,000	129%
Travis A. Keatley Timberlands	100%	$630,000	1.14	$718,200	($36,200)	$682,000	108%
Keith J. O’Rear Wood Products	100%	$690,000	0.78	$538,200	($27,200)	$511,000	74%
The earned AIP bonuses for each of Messrs. Stockfish, Wold, Hagen and Keatley were above target because the business funding multiples applicable to their respective AIP opportunities exceeded target. The earned AIP bonus for Mr. O’Rear was 78 percent of target because the business funding multiple applicable to his AIP opportunity was below target. Mr. Stockfish requested that the Compensation Committee reduce the AIP bonuses paid to executive officers to reflect two safety incidents that resulted in employee fatalities in 2023. Based on this recommendation, the Compensation Committee reduced the AIP payouts for the chief executive officer by 7.5 percent and by 5 percent for all other NEOs.
Long-Term Incentive Compensation
Each year the Compensation Committee sets target long-term incentive award opportunities for each of the company’s executives, including our NEOs. Target award opportunities are aligned with the median range of peer companies, reflecting the company’s desire to have a greater proportion of pay tied to performance and long-term shareholder value. Grants of long-term incentives are not guaranteed. Participants do not receive an equity grant if performance against their performance goals does not meet minimum standards. The Compensation Committee also considers competitive market conditions, expected future contributions to the company and retention concerns in determining the final grants to executive officers.
Our current long-term incentive program comprises two types of awards:
•
PSU awards, which measure performance over a three-year performance period based on our total shareholder return relative to that of an industry peer group and are settled in shares of our common stock.

•	RSU awards, which vest ratably over a four-year period and are settled in shares of our common stock.
Our long-term incentive awards effectively align the interests of our senior executives and our shareholders by rewarding stock price appreciation and cash returns to our shareholders. Each award type accrues additional dividend equivalent units as we pay dividends to our shareholders, and these dividend equivalent units are subject to the same performance and vesting conditions that apply to the underlying award.
We make our annual long-term incentive grants to employees in February of each year at the regular meeting of the Compensation Committee, which typically is within two weeks after the company publicly releases earnings. The Compensation Committee’s February meeting date was the effective grant date for the 2023 annual equity grants to the NEOs other than Mr. Stockfish. Equity grants to Mr. Stockfish were made on the day following the Compensation Committee meeting at the meeting of the full board. Beginning in 2024, the Compensation Committee’s annual equity grants to all NEOs are effective on the date of the full board meeting, which normally occurs on the day immediately following the date of the committee meeting.
38 | Weyerhaeuser Company

Total Long-Term Incentive Compensation Grants
The Compensation Committee established a target level of long-term incentives for each NEO relative to the median of competitive market long-term incentive levels. For 2023, the target long-term incentive values for the NEOs were as follows:
Named Executive Officer	2023 Target Long-Term Incentive Value(1)
Devin W. Stockfish	$9,500,000
David M. Wold	$1,975,000
Russell S. Hagen	$2,100,000
Travis A. Keatley	$1,975,000
Keith J. O’Rear	$2,100,000
(1)
These amounts reflect the approved target value of long-term incentive compensation granted to each NEO in 2023. The actual grant date fair values of these grants, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, are shown in the Summary Compensation Table on page 42 and the Grants of Plan-Based Awards for 2023 table on page 44.

For 2023, 60 percent of the target value of the long-term incentive awards was granted in the form of PSUs and 40 percent of the value of the long-term incentive awards was granted in the form of RSUs.

Performance Share Unit Awards
PSUs are designed to align pay and long-term performance, a key objective of our compensation program. We grant PSUs to executive officers to incentivize production of superior long-term shareholder returns through achievement of long-term operational and strategic business goals. A target number of PSUs were granted to the NEOs in 2023, as shown in the following table:
Named Executive Officer	Performance Share Units
Devin W. Stockfish	149,179
David M. Wold	30,712
Russell S. Hagen	32,656
Travis A. Keatley	30,712
Keith J. O’Rear	32,656
For the 2023 PSU awards, relative TSR will be evaluated versus an industry peer group over a three-year performance period that began on the grant date and will conclude on December 31, 2025. The industry peer group is comprised of 27 companies that compete with one or more of our business units, including timberland REITs, forest products companies and wood products distribution companies. The committee chose these companies because they accurately represent our peers and competition across all our business groups and thus align well with how our performance should be measured on a relative basis. The actual number of PSUs earned will range from 0 percent to 150 percent of the target number of PSUs granted based on the company’s performance against the peer group over a three-year performance period. In the event of negative absolute company TSR performance, the maximum number of PSUs that may be earned is 100 percent of target, regardless of relative performance against the comparator group. Earned awards will vest on March 1, 2026. Dividends paid on the company’s common stock during the period when PSUs are outstanding are credited as dividend equivalents that are reinvested in additional PSUs, which are settled in additional shares to the same extent as the underlying PSU is earned.
2024 Annual Meeting & Proxy Statement | 39

Payout percentages at various levels of relative TSR performance for the 2023 PSUs are illustrated in the table below:
TSR Percentile Rank Against Peer Group (100% Weighting)	Payout % of Target Awards(1)
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
≥ 75th percentile	150%
(1)	Payout percentages for performance above threshold (TSR performance above the 25th percentile) will be linearly interpolated between percentiles.
2021—2023 PSU Performance
The three-year performance period for the 2021 PSU award concluded on December 31, 2023. Performance goals for these PSUs were based on our TSR relative to an industry peer group of 27 companies that remained publicly traded for the full three-year performance period. Over the performance period, the company’s TSR ranked at the 50.4th percentile, which resulted in 100.8 percent of target PSU units being earned by our NEOs.
Restricted Stock Unit Awards
The company grants RSU awards to align the interests of executive officers with those of our shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through RSUs, executive officers, like our shareholders, share both the risks and rewards of stock ownership. In addition, RSUs reward total shareholder return, whether delivered through share price appreciation or dividends. The company believes this is appropriate since, as a REIT, we have dividend distribution requirements that lead to a significant portion of our total shareholder return being delivered through dividends. Through multiyear vesting, the RSU grants also serve as a strong retention vehicle. Beginning with the 2022 annual RSU grant cycle, RSUs vest ratably over four years, with 25 percent vesting on March 1 of each year beginning with the year following the year the grant is made. RSU grants made outside of the annual grant cycle vest each year on the anniversary date of the grant. During the vesting period, unvested RSU awards are credited with dividend equivalent units, which are subject to the same vesting schedules as the underlying awards.
In 2023, the following RSU awards were granted to the NEOs:
Named Executive Officer	Restricted Stock Units
Devin W. Stockfish	112,977
David M. Wold	23,259
Russell S. Hagen	24,731
Travis A. Keatley	23,259
Keith J. O’Rear	24,731
Other Compensation and Benefits
All U.S. salaried employees, including executive officers, are eligible for:
•	A tax-qualified defined benefit pension plan, if hired before January 1, 2014;
•	A nonelective employer contribution, currently 5 percent of eligible pay, in a tax-qualified defined contribution 401(k) or savings plan, if hired on or after January 1, 2014;
•
A tax-qualified defined contribution 401(k) or savings plan, currently with an employer-matching contribution of 50 percent for the first 6 percent of eligible pay (as defined by the IRS) contributed by the employee;

•	Health, dental and life insurance coverage;
•	Disability insurance;
•	Paid time off; and
•	Paid holidays.
40 | Weyerhaeuser Company

These rewards are designed to be competitive with overall market practices and are in place to attract and retain top talent. In addition, executive officers may be eligible to:
•	Participate in a nonqualified supplemental retirement plan (if hired before January 1, 2014) or a supplemental defined contribution retirement plan (if hired on or after January 1, 2014);
•	Participate in a deferred compensation plan; and
•	Receive other limited benefits.
Supplemental Retirement Plan and Supplemental Defined Contribution Plan
Executive officers in the U.S. are eligible to participate in the Supplemental Retirement Plan if hired before January 1, 2014. The Supplemental Retirement Plan provides benefits that are not available under the Weyerhaeuser Pension Plan due to compensation limits imposed by the IRC. We provided the Supplemental Retirement Plan to our executives because it was a competitive practice within the basic materials industry. Supplemental Retirement Plan benefits are paid from the general funds of the company. Consistent with general market practices, benefits under the Supplemental Retirement Plan are determined by a formula based on compensation paid in the five consecutive years when the executive officer was paid the highest total compensation (generally, base salary plus annual incentive up to 1x base salary) during the 10 calendar years before retirement. Details of the Supplemental Retirement Plan benefits and the amounts accrued to each NEO can be found in Pension Benefits on page 46.
Executives hired on or after January 1, 2014, are eligible to participate in the Weyerhaeuser Supplemental Defined Contribution Plan (“Supplemental DC Plan”). The Supplemental DC Plan is intended to be a replacement plan for participants who are not eligible to receive a benefit under the Pension Plan or the Supplemental Retirement Plan. The Supplemental DC Plan provides for nonelective employer contributions equal to 5 percent of bonus pay plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation were included in the definition of pay and without regard to the compensation limits imposed by the IRC.
Deferred Compensation
Executive officers also are eligible to participate in a deferred compensation plan. The deferred compensation plan provides the opportunity to defer up to 50 percent of base salary and up to 100 percent of cash bonuses into an interest-bearing account for payment at a future date or into a deferred compensation plan account denominated in Weyerhaeuser stock equivalent units. This plan is provided to be competitive in the market for top executive talent and to provide executives with tax-planning flexibility at a nominal cost to the company. Year-end account balances can be found in the Nonqualified Deferred Compensation table on page 48.
Other Limited Benefits
The company provides annual executive health screenings and limited relocation benefits, as well as occasional security services on an as-needed basis. We provide no other material benefits. We do not provide executive perquisites such as vehicles for personal use or personal travel for executives on company aircraft.
Other Factors Affecting Compensation
Change of Control Agreements
The company has change of control agreements with each of its executive officers. Under these agreements, the executive receives cash severance benefits upon the executive’s involuntary termination of employment by the company without cause (as defined) or resignation for good reason (as defined), in each case, within 24 months following a change of control of the company. The benefit is not payable in the event of the applicable executive’s termination for cause, a resignation by the executive for any reason other than for good reason, or the executive’s mandatory retirement, death or disability. Benefit payments are subject to the company’s compensation recovery policy and similar forfeiture policies and are not payable in the event that benefits are payable under the applicable executive’s severance agreement. The agreements do not provide for payment of any “golden parachute” excise taxes, and all benefits are subject to a “double trigger” (i.e., a change of control plus qualifying termination of employment). Outstanding equity awards are not covered under the agreements and are subject to the terms set forth in the company’s long-term incentive plans and applicable award agreements, which also require a “double trigger” (i.e., a change of control plus qualifying termination of employment or a decision by the successor entity not to continue the outstanding awards).
The Compensation Committee believes that change of control policies are an important element of the executive compensation program, support shareholder value creation and are necessary to attract and retain top senior talent in a competitive market. The change of control agreements are intended to ensure that management can fairly consider potential change of control transactions that could result in loss of their jobs. Change of control benefits — cash severance
2024 Annual Meeting & Proxy Statement | 41

payments and accelerated vesting and payout of equity grants — are intended to enable executive officers to have a balanced perspective in making overall business decisions and to be competitive within overall market practices. See the description of the change of control benefits, the specific factors that would trigger payment and the amounts that can be received in connection with a change of control in Potential Payments Upon Termination or Change of Control — Change of Control beginning on page 49.
Severance Agreements
The company has severance agreements with each of its executive officers. Under these agreements, the executive receives severance benefits upon their termination of service with the company unless the termination is for cause (as defined), is a result of the company’s mandatory retirement policy, is because of the death or disability of the executive or is because the executive leaves or retires voluntarily. Benefit payments are subject to the company’s compensation recovery policy and similar forfeiture policies and are not payable in the event that benefits are payable under the applicable executive’s change of control agreement. Outstanding equity awards are not covered under the agreements and are subject to the terms set forth in the company’s long-term incentive plans and applicable award agreements.
The Compensation Committee believes that these severance policies are an important component of the executive compensation program and are necessary to attract and retain top senior talent in a competitive market. See the description of the severance benefits and the amounts that executive officers would receive as severance payments in Potential Payments Upon Termination or Change of Control — Severance beginning on page 50.
Compensation Tables
The following tables set forth information regarding 2023 compensation for each of our 2023 NEOs. Compensation for 2022 and 2021 is also presented for the executive officers who were NEOs in 2022 and 2021. The Summary Compensation Table and the Grants of Plan-Based Awards for 2023 table should be reviewed together for a more complete presentation of both the annual and long-term incentive compensation elements of our compensation program.
Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Devin W. Stockfish President and Chief Executive Officer	2023 2022 2021	1,275,000 1,186,539 1,137,500	9,406,128 8,765,081 7,857,107	2,001,000 2,900,000 3,386,000	330,403 0 326,224	9,900 117,686 8,700	13,022,431 12,969,306 12,715,531
David M. Wold Senior Vice President and Chief Financial Officer	2023 2022	628,750 493,642	1,944,149 1,238,265	632,000 650,000	115,388 0	9,900 9,150	3,330,187 2,391,057
Russell S. Hagen Senior Vice President and Chief Development Officer	2023 2022 2021	681,250 665,962 647,500	2,067,201 2,005,328 1,954,188	885,000 1,280,000 1,230,000	0 0 0	107,963 103,948 91,075	3,741,414 4,055,238 3,922,763
Travis A. Keatley Senior Vice President, Timberlands	2023 2022	622,500 597,308	1,944,149 1,878,431	682,000 810,000	357,857 0	121,352 147,030	3,727,858 3,432,769
Keith J. O’Rear Senior Vice President, Wood Products	2023 2022 2021	685,000 665,962 646,250	2,067,201 2,005,328 1,904,732	511,000 1,020,000 1,240,000	1,152,783 43,236 1,470,232	9,900 9,150 8,700	4,425,884 3,743,676 5,269,914
(1)	Amounts reflect the dollar amount of base salary paid in cash in the fiscal year. Additional information is provided in Base Salary on page 33.
42 | Weyerhaeuser Company

(2)
Amounts reflect the grant date fair value of RSU and PSU awards granted under the company’s long-term incentive plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding 2023 stock awards can be found in the Grants of Plan-Based Awards for 2023 table. Details regarding outstanding stock awards can be found in the Outstanding Equity Awards at 2023 Fiscal Year End table. For more information regarding these awards and the calculation of their fair value, refer to the company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Part II, Item 8, Notes to Consolidated Financial Statements—Note 15 Share-Based Compensation. Assuming the highest level of performance is achieved (which would result in the vesting of 150 percent of the PSUs granted), the aggregate grant date fair value of PSUs set forth in the “Stock Awards” column above would be: Mr. Stockfish: $8,409,220; Mr. Wold: $1,731,235; Mr. Hagen: $1,840,819; Mr. Keatley: $1,731,235; and Mr. O’Rear: $1,840,819.

(3)
Amounts represent the annual cash incentive awards earned under the company’s AIP, based on 2023 performance against preset performance goals. These performance goals are described in Compensation Discussion and Analysis — Compensation Program Design — Compensation Components — Short-Term Incentive Plan beginning on page 34.

(4)
Amounts represent annual changes in the actuarial present value of accumulated pension benefits. In accordance with SEC rules, negative changes in the actuarial present value of accumulated benefits are reported in the table as $0. For 2023, the present value of pension benefits changed from the prior year for Mr. Hagen by a negative $6,510.

(5)	Amounts under “All Other Compensation” for each of the NEOs are described in the following table:
Name	Year	Company Contribution to Defined Contribution Plan(a) ($)	Other(b) ($)	Total ($)
Devin W. Stockfish	2023 2022 2021	9,900 9,150 8,700	— 108,536 —	9,900 117,686 8,700
David M. Wold	2023 2022	9,900 9,150	— —	9,900 9,150
Russell S. Hagen	2023 2022 2021	107,963 103,948 91,075	— — —	107,963 103,948 91,075
Travis A. Keatley	2023 2022	9,900 9,150	111,452 137,880	121,352 147,030
Keith J. O’Rear	2023 2022 2021	9,900 9,150 8,700	— — —	9,900 9,150 8,700
(a)
Amounts for all NEOs represent matching contributions to the company’s 401(k) plan. For Mr. Hagen, the 2023 amount comprises a nonelective company contribution of $16,500, a matching contribution of $9,900 to the 401(k) plan and a nonelective company contribution of $81,563 to the Supplemental DC Plan. See discussion under Compensation Discussion and Analysis — Compensation Program Design — Supplemental Retirement Plan and Supplemental Defined Contribution Plan on page 41 for more information about these payments.

(b)
For Mr. Stockfish, the 2022 amount includes $108,536 for security services. For Mr. Keatley, the 2022 amount includes $95,906 for security services and $41,974 in relocation expenses, and the 2023 amount includes the cost of executive health screening services and $99,726 in relocation expenses. The amounts for these items were calculated based on their incremental cost to the company.

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Grants of Plan-Based Awards for 2023
The following table provides information for each of our NEOs regarding 2023 annual and long-term incentive award opportunities, including the range of potential payouts under non-equity and equity incentive plans. Specifically, the table presents the 2023 grants of AIP, PSU and RSU awards.

			Estimated Future Payouts Under Non-Equity Plan Awards(2)			Estimated Future Payouts Under Equity Plan Awards(2)
Name	Type of Award	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock Awards Number of Shares or Stock Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
Devin W. Stockfish	AIP	02/10/2023	416,000	2,080,000	4,160,000
	PSU	02/10/2023				74,590	149,179	223,769		5,606,147
	RSU	02/10/2023							112,977	3,799,981
David M. Wold	AIP	02/09/2023	128,000	640,000	1,280,000
	PSU	02/09/2023				15,356	30,712	46,068		1,154,157
	RSU	02/09/2023							23,259	789,992
Russell S. Hagen	AIP	02/09/2023	137,000	685,000	1,370,000
	PSU	02/09/2023				16,328	32,656	48,984		1,227,213
	RSU	02/09/2023							24,731	839,988
Travis A. Keatley	AIP	02/09/2023	126,000	630,000	1,260,000
	PSU	02/09/2023				15,356	30,712	46,068		1,154,157
	RSU	02/09/2023							23,259	789,992
Keith J. O’Rear	AIP	02/09/2023	138,000	690,000	1,380,000
	PSU	02/09/2023				16,328	32,656	48,984		1,227,213
	RSU	02/09/2023							24,731	839,988
(1)
The date of the Compensation Committee meeting at which long-term incentive and AIP award opportunities are approved is the effective grant date for equity plan award grants and award opportunities under the AIP to the NEOs other than the CEO. Compensation decisions for the CEO are approved by the board of directors based upon recommendations by the Compensation Committee; the effective grant date for equity plan award grants and AIP award opportunities to the CEO is therefore the date of approval by the board of directors.

(2)
Amounts represent the value of potential payments under the company’s AIP and the number of shares that may be earned under the PSU plan. These plans and awards are described in the Short-Term Incentive Plan section beginning on page 34 and Long-Term Incentive Compensation section beginning on page 38 under Compensation Discussion and Analysis — Compensation Program Design.

(3)
Amounts represent RSUs granted under the company’s long-term incentive plan. These awards are described in the Long-Term Incentive Compensation section under Compensation Discussion and Analysis — Compensation Program Design beginning on page 38.

(4)
Amounts reflect the grant date fair value of PSU and RSU awards granted under the company’s long-term incentive plan computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding outstanding equity awards can be found in the Outstanding Equity Awards at 2023 Fiscal Year End table. For more information regarding these awards and the calculation of their fair value, refer to company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Part II, Item 8, Notes to Consolidated Financial Statements — Note 15 Share-Based Compensation.

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Outstanding Equity Awards at 2023 Fiscal Year End
The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2)(4) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2)(5) ($)
Devin W. Stockfish	02/12/2015	39,458	—	35.4050	02/12/2025	—	—	—	—
	02/09/2016	90,162	—	23.0900	02/09/2026	—	—	—	—
	02/14/2020	—	—	—	—	27,333	950,381	—	—
	02/12/2021	—	—	—	—	53,433	1,857,861	—	—
	02/12/2021	—	—	—	—	140,744	4,893,686	—	—
	02/11/2022	—	—	—	—	68,800	2,392,165	119,546	4,156,619
	02/10/2023	—	—	—	—	119,103	4,141,222	235,903	8,202,333
David M. Wold	02/12/2014	1,847	—	30.1600	02/12/2024	—	—	—	—
	02/12/2015	4,402	—	35.4050	02/12/2025	—	—	—	—
	02/09/2016	9,272	—	23.0900	02/09/2026	—	—	—	—
	02/13/2020	—	—	—	—	1,246	43,319	—	—
	02/11/2021	—	—	—	—	2,132	74,131	—	—
	02/11/2021	—	—	—	—	2,493	86,697	—	—
	02/10/2022	—	—	—	—	3,244	112,805	2,505	87,100
	05/16/2022	—	—	—	—	7,523	261,558	13,068	454,386
	02/09/2023	—	—	—	—	24,520	852,569	48,566	1,688,643
Russell S. Hagen	02/13/2020	—	—	—	—	7,314	254,317	—	—
	02/11/2021	—	—	—	—	13,358	464,462	—	—
	02/11/2021	—	—	—	—	35,184	1,223,341	—	—
	02/10/2022	—	—	—	—	15,704	546,017	27,284	948,656
	02/09/2023	—	—	—	—	26,072	906,526	51,640	1,795,530
Travis A. Keatley	02/13/2020	—	—	—	—	2,059	71,581	—
	02/11/2021	—	—	—	—	3,522	122,455	—
	02/11/2021	—	—	—	—	4,120	143,254	—
	09/13/2021	—	—	—	—	8,214	285,605	—
	02/10/2022	—	—	—	—	14,708	511,411	25,557	888,634
	02/09/2023	—	—	—	—	24,520	852,569	48,566	1,688,643
Keith J. O’Rear	02/13/2020	—	—	—	—	7,215	250,851	—	—
	02/11/2021	—	—	—	—	13,020	452,711	—	—
	02/11/2021	—	—	—	—	34,294	1,192,392	—	—
	02/10/2022	—	—	—	—	15,704	546,017	27,284	948,656
	02/09/2023	—	—	—	—	26,072	906,526	51,640	1,795,530
(1)	All stock options are 100 percent vested. Options are for a term of 10 years. The company discontinued granting stock options in 2017.
(2)
“Stock Awards” represent outstanding RSUs and PSUs. RSUs granted on February 13, 2020; February 14, 2020; February 11, 2021; February 12, 2021; September 13, 2021; and May 16, 2022, vest in 25 percent increments over four years, beginning 12 months following the grant date. RSUs granted on February 10, 2022; February 11, 2022; February 9, 2023; and February 10, 2023, vest in 25 percent increments over four years on March 1 of each year beginning one year after the grant was made. PSUs granted on February 11, 2021, and February 12, 2021, are earned based on relative company performance at the end of a three-year performance period and vest on the third anniversary of the grant date. PSUs granted on February 10, 2022, and February 11, 2022, are earned based on relative company performance at the end of a three-year performance period and vest on March 1, 2025. PSUs granted on February 9, 2023, and February 10, 2023, are earned based on relative company performance at the end of a three-year performance period and vest on March 1, 2026. PSUs granted on May 16, 2022, are earned based on relative company performance at the end of a three-year performance period and vest on May 16, 2025, the third anniversary of the grant date.

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(3)
In accordance with SEC disclosure rules, the number of units in this column also include PSU units granted in 2021, the performance period for which was concluded on December 31, 2023, based on the actual performance (100.8 percent of target shares) of the award.

(4)	Values were computed by multiplying the market price of $34.77 for the company’s common stock on December 29, 2023, by the number of units.
(5)
Represents the estimated value of the 2022 and 2023 PSU awards as of December 31, 2023. Amounts shown are estimates calculated in accordance with SEC disclosure rules. The estimated value of the PSUs is the product of: (i) the number of unearned PSUs, multiplied by (ii) the market price of $34.77 for the company’s common stock on December 29, 2023. The number of unearned PSUs granted in 2022 is the product of target units granted, multiplied by the factor of 100 percent because the estimated performance as of December 31, 2023, is above “threshold” performance. The number of unearned PSUs granted in 2023 is the product of target units granted, multiplied by the factor of 150 percent because the estimated performance as of December 31, 2023, is above target performance.

Option Exercises and Stock Vested in 2023
The following table provides information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2023. The value realized upon the exercise of options is calculated using the difference between the option exercise price and the market price of the company’s common stock at the time of exercise multiplied by the number of shares underlying the option acquired upon exercise. The value realized upon the vesting of stock awards is based on the closing market price of the company’s common stock on the trading day immediately prior to the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Devin W. Stockfish	33,960	186,114	176,935	5,980,668
David M. Wold	1,846	1,680	8,020	259,812
Russell S. Hagen	—	—	45,989	1,540,245
Travis A. Keatley	—	—	15,708	514,113
Keith J. O’Rear	—	—	45,071	1,509,128
Pension Benefits
The following table provides information as of December 31, 2023, for each of our NEOs regarding the actuarial present value of the officer’s total accumulated benefit under each of our applicable defined benefit plans. No payments were made under these plans to any of our NEOs during 2023. All NEOs are vested in their pension plan benefits.
Name	Plan Name	Years of Credited Service Earned Under Formula A(1) (#)	Present Value of Accumulated Benefit Earned Under Formula A(2) ($)	Years of Credited Service Earned Under Formula B(3) (#)	Present Value of Accumulated Benefit Earned Under Formula B(4) ($)	Total Years of Credited Service(5) (#)	Total Present Value of Accumulated Benefit(6) ($)
Devin W. Stockfish	Pension Plan	—	—	11	203,171	11	203,171
	Supplemental Retirement Plan	—	—	11	1,340,908	11	1,340,908
David M. Wold	Pension Plan	—	—	10	126,291	10	126,291
	Supplemental Retirement Plan	—	—	10	171,101	10	171,101
Russell S. Hagen	Plum Creek Pension Plan	—	—	—	—	23	698,582
	Plum Creek Supplemental Pension Plan	—	—	—	—	23	1,817,018
Travis A. Keatley	Pension Plan	10	279,434	14	224,604	24	504,038
	Supplemental Retirement Plan	10	539,092	14	426,040	24	965,132
Keith J. O’Rear	Pension Plan	21	1,160,999	14	444,298	35	1,605,297
	Supplemental Retirement Plan	21	3,770,123	14	1,421,849	35	5,191,972
(1)	Number of years of credited service as of December 31, 2009, rounded to the nearest whole year of credited service. These years of service are used for calculating Formula A accrued benefit only.
46 | Weyerhaeuser Company

(2)
Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2023, using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula A, or executive’s actual age, if greater. Estimates are based on current compensation and years of service.

(3)
Number of years of credited service computed beginning on January 1, 2010, and ending as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2023, rounded to the nearest whole year of credited service. These years of service are used for calculating Formula B accrued benefits only.

(4)
Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2023, calculated using age 65, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula B, or the executive’s actual age, if greater. Estimates are based on current compensation and years of service.

(5)
Amounts represent total years of credited service for Messrs. Stockfish, Wold, Keatley and O’Rear under Formula A and Formula B of the Weyerhaeuser pension plans and total years of credited service for Mr. Hagen under legacy pension plans assumed by Weyerhaeuser in connection with its merger with Plum Creek Timber Company, Inc. in 2016. Mr. Hagen’s benefits under the Plum Creek legacy pension plans were frozen, and he ceased accruing benefits thereunder from and after the date of the merger, except as discussed below.

(6)
Amounts for Messrs. Stockfish and Wold represent the total actuarial present value of accumulated benefit under Formula B of the Weyerhaeuser pension plans, using the applicable earliest unreduced retirement age specified above. Amounts for Messrs. Keatley and O’Rear represent the total actuarial present value of accumulated benefit under Formula A and Formula B of the Weyerhaeuser pension plans, using the applicable earliest unreduced retirement age specified above. Amounts for Mr. Hagen represent the total actuarial present value of accumulated benefit under the Plum Creek legacy pension plans, using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under the plans. Estimates for Messrs. Stockfish, Wold, Keatley and O’Rear are based on current compensation and years of service. For more information regarding the method and assumptions applied in calculating the present value of accumulated benefits, refer to the company’s disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, Part II, Item 8, Notes to Consolidated Financial Statements — Note 8 Pension and Other Post-Employment Benefit Plans.

The company maintains two pension plans in which Messrs. Stockfish, Wold, Keatley and O’Rear are eligible to participate: the Weyerhaeuser Pension Plan (the “Pension Plan”), a noncontributory, tax-qualified defined benefit pension plan, and the Supplemental Retirement Plan, a noncontributory, nonqualified retirement pension plan. Benefits under the Pension Plan accrue for salaried employees under two separate formulas: Formula A, for service accrued prior to January 1, 2010; and Formula B, for service accrued on and after January 1, 2010. The annual retirement benefit payable upon normal retirement under Formula A is equal to (i) 1.1 percent of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued through December 31, 2009, plus (ii) 0.45 percent of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued through December 31, 2009.
The annual retirement benefit payable upon normal retirement under Formula B is equal to (i) 0.8 percent of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued on and after January 1, 2010, plus (ii) 0.3 percent of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued on and after January 1, 2010.
NEOs whose pension plan benefit exceeds IRC limitations for tax-qualified plans accrue benefits under the Supplemental Retirement Plan. Benefits from the Supplemental Retirement Plan are paid from the general funds of the company and are determined by applying the applicable formula under the Pension Plan for salaried employees but include benefits and compensation that exceed the IRC limitations.
Normal retirement age for salaried employees is age 65 under the Pension Plan and the Supplemental Retirement Plan. Under the terms of the plans, Messrs. Stockfish, Wold, Keatley and O’Rear are eligible for early retirement at age 55 with at least 10 years of service. Before normal retirement at age 65, Messrs. Keatley and O’Rear’s benefit under Formula A ranges from 72 percent to 100 percent and Messrs. Stockfish, Wold, Keatley and O’Rear’s benefits under Formula B range from approximately 47 percent to 100 percent.
The Pension Plan and Supplemental Retirement Plan are closed to new hires and rehires effective January 1, 2014. Mr. Hagen was hired after January 1, 2014, and is thus not eligible to participate in either Weyerhaeuser pension plan. Mr. Hagen is vested in pension benefits under the terms of legacy tax-qualified and supplemental pension and benefit plans assumed by the company in connection with its merger with Plum Creek Timber Company, Inc. in 2016. Benefits for Mr. Hagen accrued under these plans according to a cash balance formula and a final average pay formula, with the greater of the two amounts payable to him upon retirement. Mr. Hagen’s benefits under these plans were frozen, and he ceased to accrue benefits from and after the time of the Plum Creek merger, except for benefits determined by the cash balance formula, which continue to accrue an interest credit tied to the 30-year Treasury interest rate. Normal retirement age under the Plum Creek legacy plans is age 62. Under the terms of the plans, Mr. Hagen is eligible for early retirement at age 55 with at least 10 years of service. Before normal retirement at age 62, Mr. Hagen’s benefit ranges from 62 percent to 100 percent.
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Nonqualified Deferred Compensation
The following table provides information for each of our NEOs regarding aggregate executive and company contributions, aggregate earnings for 2023 and year-end account balances under the company’s deferred compensation plan.
Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Devin W. Stockfish	—	—	41,651	—	967,758
David M. Wold	—	—	—	—	—
Russell S. Hagen	—	81,563	164,506	—	2,747,001
Travis A. Keatley	—	—	7,177	—	166,746
Keith J. O’Rear	—	—	—	—	—
(1)	There were no NEO contributions to deferral plans in 2023.
(2)	Amounts represent nonelective employer contributions under the Supplemental DC Plan. These amounts are also reported in the Summary Compensation Table under All Other Compensation.
(3)
Amounts represent fiscal 2023 earnings, which include interest on amounts deferred into the fixed-interest account of the deferral plan for Messrs. Stockfish, Hagen and Keatley and, for Mr. Hagen, earnings on his Supplemental DC Plan account investments. These amounts are not included in the Summary Compensation Table because the earnings were not preferential.

(4)
Amounts include compensation reported in the Summary Compensation Table for previous years in which the executive officer was an NEO, interest earned on amounts deferred into the fixed-interest account of the deferral plan for Messrs. Stockfish, Hagen and Keatley and, for Mr. Hagen, earnings on his Supplemental DC Plan account investments.

NEOs are eligible to participate in the deferred compensation plan. The plan provides the opportunity to defer base salary and cash incentives for payment at a future date. NEOs may defer between 10 percent and 50 percent of their base salary and up to 100 percent of a cash bonus. The interest credited for deferred cash is determined each year by the Compensation Committee. The current interest rate formula is 120 percent of the AFR as published by the IRS in January of the plan year.
NEOs may also choose to defer all or a portion of any cash incentives into a deferred compensation plan account denominated in stock equivalent units, with a 15 percent premium applied if payment is delayed for at least five years. The amount designated to be deferred in the form of stock equivalent units and any premium is divided by the median price per share of company common stock over the last 11 trading days of January to determine the number of deferred stock equivalent units to be credited to the NEO’s account. Deferred stock equivalent units earn dividends equal to dividends paid on company common stock, which are credited as additional stock equivalent units. The value of the deferred account grows or declines based on the performance of Weyerhaeuser common stock (plus dividends).
The timing of payment of deferred compensation varies depending on when the compensation was deferred and whether it was deferred into a cash account or into the stock equivalent account. All payout elections are made and administered in compliance with the requirements and limitations of IRC Section 409A.
In addition, Mr. Hagen participated in the Supplemental DC Plan, which provides for nonelective employer contributions equal to 5 percent of bonus pay, plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation were included in the definition of “pay” and without regard to the compensation limits imposed by IRC limitations. As discussed in our Compensation Discussion and Analysis — Compensation Program Design — Supplemental Retirement Plan and Supplemental Defined Contribution Plan on page 41, these benefits are provided to employees who were hired on or after January 1, 2014, and therefore ineligible to participate in the company’s pension plans.
48 | Weyerhaeuser Company

Potential Payments Upon Termination or Change of Control
Key Definitions
As used in this section, the following terms are defined as indicated below.
Cause, as used in our executive agreements, means: a participant’s unauthorized misuse of the trade secrets or proprietary information of the company or any affiliate; gross negligence or willful and continued failure to perform substantially the officer’s duties with the company that is reasonably likely to cause material harm to the company; conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; willful engagement in illegal conduct or gross misconduct that is reasonably likely to cause material harm to the company; or material failure to cooperate in good faith with a governmental or internal investigation of the company or any of their respective directors, officers or employees.
Cause, as used in our equity award agreements, means: willful and continued failure to perform substantially the officer's duties with the company; conviction of a felony; or willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.
Good Reason means: a material reduction in the officer’s authority, duties or responsibilities existing prior to the change of control; a requirement that the officer be based in a location that is at least 50 miles farther from the officer’s primary residence immediately prior to the change of control; a material reduction in the officer’s base salary as in effect immediately prior to the change of control; a material reduction in the officer’s benefits, unless the overall benefits provided are substantially consistent with the average level of benefits of other officers holding similar positions at the acquiring company; a material reduction in the officer’s level of participation in any of the company’s short- or long-term incentive compensation plans.
Qualifying Termination means: an involuntary termination by the company without cause, or a resignation by the executive for good reason, in each case, within 24 months following the effective date of a change of control.
Change of Control
Change of Control Agreements. The company has agreements with each of its executive officers providing for specified payments and other benefits if, within the period of 24 calendar months following the effective date of a change of control of the company, the executive’s employment is terminated by the company or its successor under circumstances that constitute a Qualifying Termination, mandatory retirement, early retirement, disability or death.
The following description of benefits is applicable to a termination occurring on December 31, 2023. If an NEO experiences a Qualifying Termination, he or she will receive:
•	An amount equal to two times the highest rate of the NEO’s annualized base salary rate in effect at any time up to and including the effective date of the executive’s termination;
•	Two times the NEO’s target annual bonus established for the bonus plan year in which the termination of employment occurs;
•	A pro rata portion of the executive’s bonus for the plan year in which the termination of employment occurs, with any company and individual performance goals deemed to be achieved at target;
•	A payment of $95,000 (net of required payroll and income tax withholding) for replacement health and welfare coverage and outplacement services; and
•
Full vesting of benefits under any and all supplemental retirement plans in which the NEO participates, calculated under the assumption that the NEO’s employment continues following his or her termination date for two full years.

The benefits payable to our CEO are the same as described above, except that the amount paid for base salary is three times his highest base salary rate, the amount paid for target bonus is three times target annual bonus and the assumption for additional years of employment for supplemental retirement plans is three full years. Receipt of change of control benefits is conditioned on the executive officer executing and delivering to the company a noncompetition and release agreement pursuant to which the officer shall agree to a general release of claims against the company, to not disclose the company’s confidential information or make any disparaging statements about the company and, for a period of two years, to not engage or participate in any business that competes with the company or solicit any of the company’s employees, customers, vendors or suppliers.
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Equity Award Change of Control Provisions. The company’s long-term incentive plans and award agreements also include change of control provisions that are triggered upon a change of control of the company and a Qualifying Termination. Under these circumstances:
•	Vesting of outstanding stock options and RSUs would be accelerated, and options would be exercisable for the original term;
•	Unearned PSUs would be deemed to have been earned at target performance; and
•	Earned PSUs would vest and be released.
In addition, in the event that outstanding RSU and PSU awards are not assumed, converted or replaced by the successor entity to the company following a change of control, the plans and award agreements provide for immediate acceleration of vesting of the awards and settlement in cash, with PSU awards earned at target performance.
Severance
Agreements with each of the company’s executive officers provide for severance benefits if the executive’s employment is terminated by the company when there is no change of control, unless the termination is for cause or is the result of the company’s mandatory retirement policy (age 65), disability or death. The severance benefit payable is an amount equal to:
•	One and one-half times the highest rate of the NEO’s annualized base salary rate in effect at any time up to and including the effective date of termination of employment;
•	One and one-half times the target annual bonus established for the bonus plan year in which the termination of employment occurs;
•	A pro rata portion of the executive’s bonus for the plan year in which the termination of employment occurs, with any company and individual performance goals deemed to be achieved at target; and
•
A payment of $30,000 (net of required payroll and income tax withholding) to assist the executive in paying for replacement health and welfare coverage for a reasonable period following the date of termination and outplacement services.

The severance benefit payable to our CEO is the same as described previously, except that the amount paid for base salary is two times his highest base salary rate and the amount paid for target bonus is two times his target annual bonus. Receipt of severance benefits is conditioned on the executive officer executing and delivering to the company a noncompetition and release agreement pursuant to which the officer shall agree to a general release of claims against the company, to not disclose the company’s confidential information or make any disparaging statements about the company and, for a period of one year, to not engage or participate in any business that competes with the company and, for a period of two years, to not solicit any of the company’s employees, customers, vendors or suppliers.
Termination Payments
The following tables describe estimated potential payments to the NEOs that could be made upon a change of control with a qualifying termination or upon an involuntary termination other than for cause, in each case as if the event had occurred on December 31, 2023. Valuation of equity awards is based on the closing price of our common stock on December 29, 2023 ($34.77) and assumes target performance. All outstanding stock options are fully vested. Generally, there are no payments made to executive officers in the event of an involuntary termination for cause. As described under Pension Benefits beginning on page 46, the NEOs are vested in their pension benefits and there is no acceleration or, except as set forth below, increase in pension benefits upon termination.

	Change of Control + Qualifying Termination
Name	Cash(1) ($)	Equity(2) ($)	Pension(3) ($)	Other(4) ($)	Total ($)
Devin W. Stockfish	12,141,000	23,860,155	398,485	156,636	36,556,277
David M. Wold	3,192,000	3,098,325	56,648	156,636	6,503,610
Russell S. Hagen	3,625,000	5,540,338	266,349	156,636	9,588,323
Travis A. Keatley	3,202,000	4,001,271	437,580	156,636	7,797,487
Keith J. O’Rear	3,271,000	5,494,172	1,064,584	156,636	9,986,393
(1)	Amounts represent a cash payment pursuant to the NEO’s change of control agreement with the company.
50 | Weyerhaeuser Company

(2)
Amounts represent the value of vested RSUs and earned PSUs. Upon a change of control and a qualifying termination, vesting of outstanding RSU and PSU awards would accelerate and the number of shares earned in connection with PSU awards would be as follows: actual performance of 100.8 percent for the 2021 PSU awards and target performance of 100 percent for the 2022 and 2023 PSU awards. See discussion under Change of Control for more information.

(3)
Amounts represent the estimated present value of an annual increase in Supplemental Retirement Plan pension payments pursuant to the terms of the NEO’s change of control agreement with the company. The annual increase for Messrs. Wold, Keatley and O’Rear assumes that credit for two additional years of service applies to benefits earned under Formula B and two additional years of age applies to benefits earned under Formula A and B following termination of employment. The annual increase for Mr. Stockfish assumes that credit for three additional years of service applies to benefits earned under Formula B and three additional years of age applies to benefits earned under Formula A and B following termination of employment. For Mr. Hagen, the annual increase assumes that credit for two additional years of service and two additional years of age applies to benefits under his former Plum Creek Timber Company, Inc. pension plan following termination of employment. See the discussion under Pension Benefits beginning on page 46 for more information about these pension plans.

(4)	Amounts represent a lump-sum payment to assist with paying for replacement health and welfare coverage and outplacement services.

	Severance
Name	Cash(1) ($)	Equity(2) ($)	Pension ($)	Other(3) ($)	Total ($)
Devin W. Stockfish	8,761,000	8,605,691	—	49,464	17,416,156
David M. Wold	2,552,000	505,011	—	49,464	3,106,475
Russell S. Hagen	2,940,000	2,118,525	—	49,464	5,107,989
Travis A. Keatley	2,572,000	802,478	—	49,464	3,423,942
Keith J. O’Rear	2,581,000	2,078,235	—	49,464	4,708,699
(1)	Amounts represent a cash payment pursuant to the NEO’s severance agreement with the company.
(2)
Amounts represent the value of an additional year of vesting of RSU and PSU awards for involuntary termination without cause due to job elimination (i.e., the elimination of a role or position with the company). Awards would continue to vest for one year from the date of termination of service. PSUs granted in 2021 would therefore vest in this circumstance, but PSUs granted in 2022 and 2023 would not vest and no shares would be earned pursuant to these awards.

(3)	Amounts represent a lump-sum payment to assist with paying for replacement health and welfare coverage and outplacement services.

	Other Severance — Death or Disability
Name	Cash ($)	Equity(1) ($)	Pension ($)	Other ($)	Total ($)
Devin W. Stockfish	—	26,594,267	—	—	26,594,267
David M. Wold	—	3,661,208	—	—	3,661,208
Russell S. Hagen	—	6,138,849	—	—	6,138,849
Travis A. Keatley	—	4,564,152	—	—	4,564,152
Keith J. O’Rear	—	6,092,683	—	—	6,092,683
(1)
Amounts represent the value of vested RSUs and of PSUs at assumed actual performance. Upon termination due to death or disability, vesting of outstanding RSU awards would accelerate; the number of shares earned in connection with outstanding PSU awards would be based on actual performance of such awards against their respective performance goals and would vest and be paid after their respective performance periods conclude. PSU values are therefore an estimate based on (i) actual performance of 100.8 percent for the 2021 PSU awards and (ii) assumed performance of 100 percent for the 2022 PSU awards and 150 percent for the 2023 PSU awards. See footnote (5) of the Outstanding Equity Awards at 2023 Fiscal Year End table on page 45 for an explanation of these PSU valuation assumptions.

2024 Annual Meeting & Proxy Statement | 51

Compensation Committee Report
The Compensation Committee acts on behalf of the board of directors to establish and oversee the company’s executive compensation program in a manner that serves the interests of Weyerhaeuser and its shareholders. For a discussion of the committee’s policies and procedures, see Board Committees — Compensation Committee on page 12.
The company’s management has prepared the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement. The Compensation Committee has reviewed and discussed the CD&A with management. Based on its review and those discussions, the committee recommended to the board of directors that the CD&A be included in the proxy statement for the company’s 2024 Annual Meeting of Shareholders. The current members of the Compensation Committee are set forth below. All members of the Compensation Committee participated in the review, discussions and approval of the CD&A included in this proxy statement and remain as members of the board of directors.

Compensation Committee Interlocks and Insider Participation
Messrs. Emmert, Holley, Monaco and O’Rourke and Ms. Piasecki served on the Compensation Committee during 2023. No person who served on the Compensation Committee during 2023 was an officer or employee of Weyerhaeuser or any of its subsidiaries during 2023 or any prior period, nor did any such person have a relationship requiring disclosure under Item 404 of Regulation S-K. During 2023, no executive officer of Weyerhaeuser served either as a member of the Compensation Committee or as a director of any company for which any member of the Weyerhaeuser board (including our Compensation Committee) served as an executive officer.
Risk Analysis of Our Compensation Programs
The Compensation Committee reviews our compensation plans and policies to ensure that they do not encourage unnecessary risk-taking and instead encourage behaviors that support sustainable value creation. In 2023, the committee, with the assistance of FW Cook, reviewed the company’s compensation policies and practices for employees, including NEOs, and believes that our compensation programs are not reasonably likely to have a material adverse effect on the company. We believe the following factors reduce the likelihood of excessive risk-taking:
•	The program design provides a balanced mix of cash and equity, short-term and long-term incentives, fixed and performance-based pay, and performance metrics;
•	Maximum payout levels for incentive awards are capped;
•	The Compensation Committee has downward discretion over cash incentive program payouts;
•	Executive officers are subject to share ownership guidelines;
•	Compliance and ethical behaviors are integral factors considered in all performance assessments;
•	The company has adopted policies prohibiting hedging and pledging by executives and directors; and
•	The company maintains a compensation recovery policy.
CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with SEC rules and requirements. We identified the median employee by examining the 2023 total taxable compensation for all active employees, excluding our CEO, who were employed by us on a full- or part-time basis, or seasonally, as of December 31, 2023, and who received taxable compensation in 2023. We excluded only our Japanese employees, because they represent less than 5 percent of our total employee population. After excluding our 10 employees in Japan, our pay ratio was based on 9,464 of the 9,474 total number of our employees who received taxable compensation in 2023. We did not make any assumptions, adjustments or estimates with respect to total taxable compensation other than to exclude certain pre-tax deductions relating to health care expense, and we did not annualize the compensation for any permanent (full-time or part-time) employees who were not employed by us for all of 2023. We believe our use of total taxable compensation for these employees was appropriate because taxable income is a consistently applied compensation measure and the information is reasonably ascertainable.
52 | Weyerhaeuser Company

After identifying the median employee based on total taxable compensation, we calculated the employee’s annual total compensation using the same methodology we use for our named executive officers, as set forth in the Summary Compensation Table. Based on this information, we estimate that the total annual compensation of our median employee for 2023 is $100,256. As reported in the Summary Compensation Table, the annual total compensation for our CEO for 2023 is $13,022,431. As a result, we estimate that our 2023 CEO to median employee pay ratio is 130:1.
SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies are likely not comparable to our CEO pay ratio.
Pay Versus Performance
As discussed in our Compensation Discussion and Analysis, our executive compensation program is designed to reflect a strong focus on pay-for-performance to drive superior financial results and value creation and strongly align our executives’ interests with those of our shareholders. The following table and accompanying disclosures report “compensation actually paid” (“CAP”) to our CEO and the average of such pay to our other NEOs (“Other NEOs”), along with other specified financial performance measures. The amounts shown for CAP are calculated in accordance with SEC rules and do not reflect the actual amount of compensation earned by or paid to our NEOs.
Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	Total Shareholder Return(5) ($)	Peer Group Total Shareholder Return(6) ($)	Net Income (in millions)(7) ($)	One-Year Relative TSR (percentile rank)(8)
2023	13,022,431	15,217,383	3,806,336	3,882,166	134.98	131.14	839	44.1st
2022	12,969,306	6,616,958	3,660,540	2,012,724	114.30	114.65	1,880	61.6th
2021	12,715,531	17,032,291	4,028,448	4,631,147	143.50	141.81	2,607	46.3rd
2020	11,159,069	12,495,593	4,102,792	4,057,420	113.07	121.07	797	32.1st
(1)	Represents total compensation reported for our CEO, Mr. Stockfish, as set forth in the Total column of the Summary Compensation Table for the applicable year.
(2)	Represents CAP For Mr. Stockfish, as calculated in accordance with SEC rules. The following table shows the adjustments made to CEO total compensation in arriving at CAP for the applicable year.
Year	Summary Compensation Table Total for CEO ($)	Reported Grant Date Fair Value of Equity Awards(a) ($)	Equity Award Adjustments(b) ($)	Reported Change in the Actuarial Present Value of Pension Benefits(c) ($)	Pension Benefit Adjustments(d) ($)	Compensation Actually Paid to CEO ($)
2023	13,022,431	(9,406,128)	11,709,348	(330,403)	222,135	15,217,383
2022	12,969,306	(8,765,081)	2,153,628	0	259,105	6,616,958
2021	12,715,531	(7,857,107)	12,240,850	(326,224)	259,241	17,032,291
2020	11,159,069	(6,942,865)	8,671,282	(581,691)	189,798	12,495,593
(a)	Represents amounts reported in the Stock Awards column in the Summary Compensation Table for each applicable year.
(b)
Equity award adjustments for each applicable year include the addition or subtraction of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vested during the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year); and (iv) for awards granted in prior years that were forfeited or otherwise determined to fail to meet vesting conditions during the applicable year, a deduction equal to the fair value of such awards at the end of the prior fiscal year. The dollar value of dividend equivalent units accrued on unvested equity awards during the applicable year is reflected in the fair value of such awards. There were no equity awards that were granted and vested in the same year for any applicable year, and we generally do not grant such awards. The valuation assumptions used to calculate fair values did not differ materially from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for the CEO are set forth in the following table.

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Year	Year-End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year ($)	Year-Over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Previous Years ($)	Year-Over-Year Change in Fair Value of Equity Awards Granted in Prior Years That Vested During the Year ($)	Prior Year-End Fair Value of Equity Awards Forfeited During the Year ($)	Total Equity Award Adjustments ($)
2023	10,131,574	1,016,653	561,121	—	11,709,348
2022	6,470,132	(4,294,677)	(21,827)	—	2,153,628
2021	10,006,949	2,141,378	92,523	—	12,240,850
2020	7,674,440	1,111,101	(114,259)	—	8,671,282
(c)	Represents amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table for each applicable year.
(d)
Pension benefit adjustments for each applicable year represent the actuarially determined service cost for services rendered during the applicable year calculated in accordance with U.S. GAAP. There were no plan amendments or initiations during the applicable year and thus no applicable cost of benefits for services rendered in periods prior to a plan amendment or initiation. The pension benefit adjustments were calculated as follows:

Year	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2023	222,135	—	222,135
2022	259,105	—	259,105
2021	259,241	—	259,241
2020	189,798	—	189,798
(3)
Represents the average of the amounts of total compensation reported for our named executive officers as a group, excluding Mr. Stockfish (“Other NEOs”) as set forth in the Total column of the Summary Compensation Table for the applicable year. Our Other NEOs for each year presented were as follows: for 2020, Russell S. Hagen, Adrian M. Blocker, James A. Kilberg and Keith J. O’Rear; for 2021, Nancy S. Loewe, Russell S. Hagen, Kristy T. Harlan and Keith J. O’Rear; for 2022, Nancy S. Loewe, David M. Wold, Russell S. Hagen, Travis A. Keatley and Keith J. O’Rear; and for 2023, David M. Wold, Russell S. Hagen, Travis A. Keatley and Keith J. O’Rear.

(4)
Represents the average amount of CAP for our Other NEOs as a group as calculated in accordance with SEC rules. The following table shows the adjustments made to the average total compensation of our Other NEOs in arriving at CAP for the applicable year.

Year	Average Reported Summary Compensation Table Total for Other NEOs ($)	Average Reported Grant Date Fair Value of Equity Awards ($)	Average Equity Award Adjustments(a) ($)	Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Average Pension Benefit Adjustments(b) ($)	Average Compensation Actually Paid to Other NEOs ($)
2023	3,806,336	(2,005,675)	2,418,452	(406,507)	69,560	3,882,166
2022	3,660,540	(1,801,157)	95,212	(8,647)	66,776	2,012,724
2021	4,028,448	(1,860,787)	2,790,414	(367,558)	40,630	4,631,147
2020	4,102,792	(1,817,211)	2,378,401	(680,555)	73,993	4,057,420
(a)
Equity award adjustments made in computing the total average adjustments for the Other NEOs employ the same methodology used in making equity award adjustments for the CEO. The following table shows the amounts deducted or added in calculating the total average equity awards adjustments for the Other NEOs.

Year	Year-End Fair Value of Current Year Awards Outstanding as of Year End ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years Outstanding and Unvested at Year End ($)	Average Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Years That Vested During the Year ($)	Average Fair Value as of Prior Year End of Equity Awards That Failed to Meet Vesting Conditions During the Year ($)	Total Equity Award Adjustments ($)
2023	2,151,833	191,725	74,894	—	2,418,452
2022	1,050,009	(516,427)	(20,629)	(417,741)	95,212
2021	2,378,529	386,926	24,959	—	2,790,414
2020	2,018,468	414,516	(54,583)	—	2,378,401
54 | Weyerhaeuser Company

(b)
The average pension benefit adjustments for each applicable year represent the actuarially determined service cost for services rendered during the applicable year calculated in accordance with U.S. GAAP. There were no plan amendments or initiations during the applicable year and thus no applicable cost of benefits for services rendered in periods prior to a plan amendment or initiation. The pension benefit adjustments were calculated as follows:

Year	Service Cost ($)	Prior Service Cost ($)	Total Pension Benefit Adjustments ($)
2023	69,560	—	69,560
2022	66,776	—	66,776
2021	40,630	—	40,630
2020	73,993	—	73,993
(5)	Represents cumulative TSR of the company for the applicable year.
(6)	Represents cumulative TSR of the S&P Global Timber and Forestry Index for the applicable year.
(7)	Represents net income as reported in the company’s audited financial statements for the applicable year.
(8)
Represents the company’s percentile ranking for the applicable year based on its One-Year TSR relative to that of a comparator group of industry peers used in our PSU long-term incentive awards. The industry peer group for the applicable year corresponds to the composition of the peer group for the same PSU plan year. The Compensation Committee has identified One-Year Relative TSR as the “Company Selected Measure”. While the committee does not view this measure as the single most important financial measure of performance used in the company’s executive compensation program, we are required by SEC disclosure rules to select one such measure and identify it in the Pay Versus Performance Table as the Company Selected Measure. The committee chose this measure because relative TSR is the basis for the performance goal in the PSU plan, in which all NEOs participate. In the PSU plan, relative TSR is measured over a three-year performance period; however, pursuant to SEC guidance, we are required to disclose relative TSR for each fiscal year (a one-year period) in the table. Other important measures of performance, such as Adjusted EBITDA and RONA, are used in different combinations in our short-term incentive plan performance goals among the NEOs.

Table of Financial Performance Measures
Set forth below are the financial measures of company performance that the Compensation Committee and the board of directors view as the most important in aligning the interests and incentives of our executives with those of the company and its shareholders. The measures in this table are not listed in order of importance. How we define and use these measures in our executive compensation program, as well as the Compensation Committee’s reasons for choosing them, is discussed in our Compensation Discussion and Analysis, beginning on page 27.
Most Important Performance Measures
Adjusted EBITDA
Relative Total Shareholder Return
Return on Net Assets (RONA)
Description of Relationships Between Compensation Actually Paid and Specified Financial Measures
The following graphs depict the general relationships between the financial performance measures and CAP amounts set forth above in the Pay Versus Performance Table. Fluctuations in CAP are generally driven by changes to our stock price; changes to levels of projected and actual achievement of our PSU performance goals (which are based on our total shareholder return relative to that of an industry peer group, measured over a three-year performance period); changes in the degree of achievement of our short-term incentive plan goals; and, for pension service costs, changes to pension formula earnings (base pay and cash bonus) and key actuarial assumptions such as the applicable discount rate. Changes in the composition of our NEOs, particularly those involving newly appointed executive officers with relatively few outstanding equity awards, can also affect CAP from period to period.
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56 | Weyerhaeuser Company

Item 3. Ratify the Selection of the Independent Registered Public Accounting Firm
Evaluation and Appointment of the Independent Auditor
The Audit Committee is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent registered public accountants, including selection and approval of the lead audit engagement partner. The Audit Committee has appointed the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit the financial statements and internal control over financial reporting of the company and its subsidiaries for 2024. Representatives of KPMG are expected to be present at the virtual annual meeting and will be able to make a statement or speak if they wish to do so and answer appropriate questions from shareholders.
The Audit Committee engages in a rigorous annual review of KPMG’s performance, qualifications and independence from the company in deciding whether to reappoint the firm or engage another independent accounting firm. In considering whether or not to reappoint KPMG, the committee meets without KPMG present and considers many factors, including, among other things, the following:
•	KPMG’s independence from Weyerhaeuser and its management, including any factors that may affect KPMG’s objectivity and willingness to be candid about the committee with audit findings;
•	KPMG’s quality control procedures and the quality and effectiveness of KPMG’s historical and recent performance on the company’s audit;
•	External data on KPMG’s audit quality and performance, including PCAOB (Public Company Accounting Oversight Board) reports on KPMG;
•	KPMG’s experience and technical expertise in our industry and the qualifications and experience of the individuals comprising our assigned audit team;
•	The quality, consistency and candor of KPMG’s communications with the committee and management regarding the audit;
•	KPMG’s judgments on critical accounting matters; and
•	Competitiveness of KPMG’s fees, taking into account the size and complexity of the company’s audit.
Auditor Tenure and Independence
KPMG has served as Weyerhaeuser’s independent auditor since 2002. In considering the firm’s tenure, the Audit Committee takes into account the following benefits of continuing to engage KPMG:
•
Enhanced audit quality and audit efficiency stemming in part from KPMG’s deep familiarity with the company’s business and operations, its accounting policies and practices, and its control framework, as well as KPMG’s extensive experience in the forest products industry;

•	Savings on KPMG audit fees due to increased audit efficiency; and
•
Avoidance of significant disruption and distraction for the company’s management, as well as the added cost and expense associated with changing independent audit firms, including out-of-pocket costs and the time investment necessary to educate and onboard a new audit firm.

The Audit Committee also recognizes the importance of KPMG’s independence and believes that KPMG’s tenure as the company’s auditor is not inconsistent with this vital requirement. Among the many factors that the committee believes maintain and help safeguard KPMG’s continued independence are: the committee’s oversight of KPMG, which includes the committee’s strict service and fee preapproval policies (described below) and the limits placed on KPMG’s provision of non-audit services; KPMG’s strong independence practices and procedures; the committee’s rigorous annual review of KPMG, which includes a focused consideration of KPMG’s independence; the mandatory five-year rotation of the lead KPMG audit partner on the company’s audit and the committee’s role in selecting the replacement partner; and the robust regulatory oversight of KPMG by the PCAOB and the SEC, which includes PCAOB inspections of the firm and its audit engagements.
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Policy on Preapproval of Independent Auditor Services
The Audit Committee reviews and approves the services to be provided by the independent auditor and approves all related fees. The authority to approve services may be delegated by the committee to one or more of its members. Currently, this authority is delegated to the Audit Committee chair, Ms. Lewis. If authority to approve services has been delegated to a committee member, any such approval of services must be reported to the committee at its next scheduled meeting and approved by the committee. The Audit Committee has considered the services rendered by KPMG for services other than the audit of the company’s financial statements in 2023 and has determined that the provision of these services is compatible with maintaining the firm’s independence.
Independent Auditor Fees
The Audit Committee approves the audit and non-audit services to be performed by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be, and were, approved by the committee in advance. The company was billed for professional services provided during 2023 and 2022 by KPMG in the amounts set out in the following table. The year-over-year increase in fees was due primarily to an increase in KPMG’s cost of service, as well as additional audit-related work in 2023 consisting of internal control review services related to our implementation of enterprise software systems.
	Fee Amount 2023	Fee Amount 2022
Audit Fees(1)	$ 5,154,225	$ 4,793,600
Audit-Related Fees(2)	$556,751	$404,618
Tax Fees	—	—
All Other Fees	—	—
Total	$5,710,976	$5,198,218
(1)
Audit fees for 2022 and 2023 comprise the aggregate fees for professional services rendered by KPMG for the audit of the company’s annual financial statements and review of financial statements included in the company’s Form 10-K and Forms 10-Q, as well as fees for the audit of the company’s internal control over financial reporting.

(2)
Audit-related fees for 2022 and 2023 comprise fees for services rendered in support of employee benefit plan audits and internal control review services related to the implementation of enterprise software systems.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of the company’s shareholders for ratification; however, the board of directors is submitting this matter to the shareholders as a matter of good corporate governance. If the shareholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain KPMG and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if shareholders vote in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and the shareholders.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as Weyerhaeuser’s independent registered public accounting firm for 2024.
58 | Weyerhaeuser Company

Audit Committee Report
The Audit Committee operates pursuant to a written charter that sets forth its duties and responsibilities, which are summarized on page 11. Primary among its responsibilities are oversight of the company’s financial statements and internal control over financial reporting, the audit of these items by the company’s independent auditor and the internal audit group, and the performance and terms of engagement of the independent auditor. The Audit Committee relies on management, our internal audit group and the independent auditor in discharging its responsibilities. Management is responsible for preparing the company’s financial statements and for designing and evaluating the adequacy, quality and effectiveness of internal controls over financial reporting and disclosure controls to ensure compliance with applicable accounting standards, laws, rules and regulations. KPMG, the company’s independent auditor, is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing audit reports on the consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.
For the fiscal year ended December 31, 2023, the Audit Committee fulfilled the responsibilities outlined in its charter, including, but not limited to, the following:
•	Reviewed and discussed with management and KPMG the company’s annual audited financial statements;
•	Discussed with KPMG the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, and applicable SEC requirements;
•
Received the written disclosures and the letter from KPMG required by the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and reviewed, evaluated and discussed with KPMG the written report and its independence from the company;

•
Based on the foregoing reviews and discussions, recommended to the board of directors that the audited financial statements and assessment of internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
Reviewed KPMG’s report on the firm’s internal quality control procedures, as well as the qualifications, performance and independence of the firm and, in consideration of the foregoing and other relevant information, engaged in a rigorous assessment of KPMG’s performance;

•	Met separately in executive sessions four times each with management, the vice president of internal audit and KPMG;
•	Reviewed and discussed with management, the vice president of internal audit and KPMG the scope and plan of their respective audits;
•
Reviewed with KPMG and the vice president of internal audit the outcomes of their respective audits, including their conclusions, significant findings and recommendations, and related management responses;

•	Reviewed and discussed with management, internal audit and KPMG the company’s unaudited quarterly financial statements;
•	Reviewed and discussed with the vice president of internal audit findings during the quarter and their impact, if any, on the company’s internal controls;
•	Reviewed and discussed with management, internal audit, and KPMG the company’s earnings press releases and related financial information during the year;
•	Reviewed with management legal and regulatory matters that could have a material effect on the company’s financial statements;
•	Assessed the performance of the company’s internal audit function; and
•	Assessed its own performance as a committee, as well as the adequacy of its charter.
The current members of the Audit Committee are set forth below:

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Stock Information
Beneficial Ownership of Common Shares
Beneficial Ownership of Directors and Named Executive Officers
The following table shows, as of March 11, 2024, the number of common shares beneficially owned by each current director and named executive officer, and by all current directors and all executive officers as a group, as well as the number of stock equivalent units owned by each current director and named executive officer, and by all current directors and executive officers as a group, under the company’s deferred compensation plans. Percentages of class have been calculated based upon 729,616,628 shares, which was the total number of common shares outstanding as of March 11, 2024.
Name of Individual or Identity of Group	Voting and/or Dispositive Powers (number of common shares)(1)(2)(3)(4)	Percent of Class (common shares)	Stock Equivalent Units(5)
Mark A. Emmert	45,849	*	29,528
Russell S. Hagen	261,247	*	—
Rick R. Holley	245,637	*	60,967
Travis A. Keatley	39,441	*	—
Sara Grootwassink Lewis	21,619	*	55,355
Deidra C. Merriwether	—	*	17,425
Al Monaco	35,452	*	—
Keith J. O’Rear	115,159	*	—
James C. O’Rourke	4,062	*	—
Nicole W. Piasecki	310,818	*	80,078
Lawrence A. Selzer	56,261	*	—
Devin W. Stockfish	724,033	*	—
Kim Williams	52,980	*	81,491
David M. Wold	33,558	*	—
Directors and executive officers as a group (16 persons)	2,187,279	*	337,472
*	Denotes amount is less than 1 percent
(1)
Includes the number of shares that could be acquired within 60 days after March 11, 2024, pursuant to outstanding stock options, as follows: Mr. Stockfish, 129,620 shares; Mr. Wold, 4,402 shares; and the executive officers as a group, 134,022 shares.

(2)
Includes RSUs granted to nonemployee directors that will vest and be payable on May 9, 2024, (the day prior to the company’s 2024 Annual Meeting of Shareholders), in shares of the company’s common stock, including dividend equivalent units credited to those RSUs through March 11, 2024, as follows: Mr. Emmert, 5,832 shares; Mr. Monaco, 5,832 shares; Mr. O'Rourke, 4,062 shares; Ms. Piasecki, 5,832 shares; Mr. Selzer, 5,832 shares; and Ms. Williams, 5,832 shares.

(3)	Includes 304,202 shares for which Ms. Piasecki shares voting and dispositive powers with one or more other persons. Ms. Piasecki disclaims beneficial ownership of these shares.
(4)
Amount shown for Ms. Lewis excludes 7,987 shares of common stock that she previously deferred and for which she does not have voting or dispositive power. Ms. Lewis maintains an economic and pecuniary interest in these shares.

(5)
Stock equivalent units held as of March 11, 2024, under the Fee Deferral Plan for Directors or under the company’s compensation deferral plan for executive officers. The stock equivalent units will be repaid to each director at the end of the deferral period in the form of shares of company common stock and to each executive officer at the end of the deferral period in the form of cash.

60 | Weyerhaeuser Company

Beneficial Ownership of Owners of More Than 5 Percent of the Company’s Common Shares
The following table shows the number of common shares held by persons known to the company to beneficially own more than 5 percent of its outstanding common shares. Percentages of class have been calculated based upon 729,616,628 shares, which was the total number of common shares outstanding as of March 11, 2024.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (common shares)
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	62,298,566(1)	8.5%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	48,384,228(2)	6.6%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	114,970,389(3)	15.75%
(1)
Based on a Schedule 13G/A dated January 25, 2024, in which BlackRock, Inc. reported that as of December 31, 2023, it had sole voting power over 56,136,972 shares and sole dispositive power over 62,298,566 shares.

(2)
Based on a Schedule 13G/A dated February 14, 2024, in which T. Rowe Price Associates, Inc. reported that as of December 31, 2023, it had sole voting power over 24,431,635 shares and sole dispositive power over 48,384,228 shares.

(3)
Based on a Schedule 13G/A dated February 13, 2024, in which The Vanguard Group reported that as of December 29, 2023, it had shared voting power over 890,331 shares, sole dispositive power over 111,987,158 shares and shared dispositive power over 2,983,231 shares.

Information About Securities Authorized for Issuance Under Our Equity Compensation Plans
The following table describes, as of December 31, 2023, the number of shares subject to outstanding equity awards under the company’s 2022 Long-Term Incentive Plan (“2022 Plan”) and 2013 Long-Term Incentive Plan (“2013 Plan”), and the weighted average exercise price of outstanding stock options. The 2022 Plan was approved by shareholders at the 2022 Annual Meeting of Shareholders and replaced the 2013 Plan. There remain outstanding under the 2013 Plan awards of restricted stock units, performance share units and stock options, but no new awards may be granted under the 2013 Plan. The following table shows the number of shares available for issuance under the 2022 Plan.
	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (Column B)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A)) (Column C)
Equity compensation plans approved by security holders	3,871,000 (1)	$30.04 (2)	21,276,000
Equity compensation plans not approved by security holders	—	—	—
Total	3,871,000 (1)	$30.04 (2)	21,276,000
(1)	Includes 1,701,000 restricted stock units and 984,000 performance share units.
(2)
The weighted-average exercise price is calculated based solely on the exercise price of outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding restricted stock units and performance share units, which have no exercise price. Including these units, the weighted average price calculation would be $9.20.

2024 Annual Meeting & Proxy Statement | 61

Future Shareholder Proposals
We anticipate that our 2025 Annual Meeting of Shareholders will be held on May 9, 2025.
Shareholders who wish to present proposals in accordance with SEC Rule 14a-8 for inclusion in the company’s proxy materials to be distributed in connection with our 2025 annual meeting must submit their proposals so they are received by the Corporate Secretary at the company’s principal executive offices no later than November 27, 2024. To be in proper form, a shareholder proposal must meet all applicable requirements of SEC Rule 14a-8. Simply submitting a proposal does not guarantee that it will be included.
Our bylaws provide that a shareholder may bring business (other than nominations for the election of directors, which is discussed below) before our annual meeting if it is appropriate for consideration at an annual meeting and is properly presented for consideration. If a shareholder wishes to bring such business at a meeting for consideration under the bylaws rather than under SEC Rule 14a-8, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be delivered to the Corporate Secretary no earlier than January 10, 2025, and no later than February 9, 2025. However, if the date of the annual meeting is advanced more than 30 days prior to the first anniversary date of this year's annual meeting or delayed more than 70 days after such anniversary date, then the notice must be received no earlier than 120 days prior to such annual meeting and no later than the close of business on the later of (i) the 70th day prior to the date of such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of the annual meeting was first made by the company. To be in proper form, the notice must include specific information as described in Article II of our bylaws.
A shareholder who wishes to submit a proposal is strongly encouraged to consult independent counsel about our bylaws and SEC requirements. The company reserves the right to, as applicable, reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with our bylaws or SEC or other applicable requirements for submitting a proposal.
Shareholder Recommendations and Nominations of Directors
Subject to the requirements under our bylaws, any shareholder entitled to vote in the election of directors or other matters to be brought before a shareholder meeting may nominate one or more persons for election as directors. Differing procedures apply depending on whether or not a shareholder is nominating a candidate for inclusion in our proxy materials. The following is only a brief summary of the rules and requirements applicable to either of such nominations. In addition, any shareholder may recommend to the Governance and Corporate Responsibility Committee for its consideration a director nominee for election to the board.
Proxy Access Shareholder Nominations
The company’s bylaws permit a qualifying shareholder, or a group of up to 20 qualifying shareholders, to nominate directors for election to the board and include their nominations and certain related information in the company’s proxy materials. Only shareholders (including a group of up to 20 shareholders) who have owned at least 3 percent of the company’s outstanding common stock continuously for at least three years are eligible. A qualifying shareholder or group of shareholders may nominate directors for up to the greater of two director positions or 20 percent of the board. Both the nominating shareholder(s) and the director nominee(s) must satisfy various requirements as specified in our bylaws. The nomination will be effective only if, among other requirements, the shareholder delivers written notice of intent to make a nomination to the Corporate Secretary not less than 120 days or more than 150 days before the first anniversary of the date that the company first sent its proxy statement for the prior year’s annual meeting of shareholders (no later than November 27, 2024, or sooner than October 28, 2024, for the 2025 Annual Meeting of Shareholders); however, if the date of the annual meeting is advanced more than 30 days before or delayed by more than 30 days after such anniversary date, notice must be given not earlier than the 150th day and not later than the close of business on the later of (i) the close of business on the 120th day before such annual meeting or (ii) the 10th day following the day on which public disclosure of the date of such meeting is first made.
The requirements and conditions that apply for shareholder nominations to be included in the company’s proxy materials can be found in Article II of the bylaws.
Other Shareholder Nominations
The company’s bylaws also permit shareholders to nominate director candidates for election to the board without inclusion in the company’s proxy materials. The nomination will be effective only if, among other requirements, the shareholder delivers written notice of the shareholder’s intent to make a nomination to the Corporate Secretary not less than 90 days or
62 | Weyerhaeuser Company

more than 120 days prior to the annual meeting. However, if the company sends notice or publicly discloses the date of the meeting less than 100 days before the date of the annual meeting, the shareholder must deliver the notice to the Corporate Secretary not later than the close of business on the 10th day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first.
The requirements and conditions that apply for shareholder nominations not included in the company’s proxy materials can be found in Article III of the bylaws.
Whether a shareholder nomination is included in the company’s proxy statement or not, to be in proper form, a shareholder’s notice must include specific information concerning the shareholder and the nominee as described in our bylaws and in applicable SEC rules. In addition, to be eligible to be a nominee for director, the nominee must be able to make certain disclosures and representations to, and agreements with, the company, all as set forth and described in our bylaws.
A shareholder who wishes to submit a nomination is strongly encouraged to consult independent counsel about our bylaws and SEC requirements. The company reserves the right to reject, rule out of order or take other appropriate action with respect to any nomination that does not comply with our bylaws or SEC or other applicable requirements for submitting a nomination. Shareholders may request a copy of our bylaws from our Corporate Secretary by writing to the address provided in Communicating with the Corporate Secretary. Our bylaws are also available on our website at investor.weyerhaeuser.com/policies-documents.
In addition to satisfying the requirements under our bylaws with respect to advance notice of any nomination, any shareholder who intends to solicit proxies in support of director nominees other than the company’s nominees must comply with all the requirements of Rule 14a-19.
Shareholder Recommendations to the Nominating Committee
The Governance and Corporate Responsibility Committee will consider nominees for the board of directors recommended by shareholders. If a shareholder wishes to recommend a nominee for election to the board, the shareholder should write to the Governance and Corporate Responsibility Committee specifying the name of the nominee and the nominee’s qualifications for membership on the board of directors, along with evidence of the shareholder’s share ownership and the nominee’s willingness to serve, if elected. See Board Composition and Consideration of Director Nominees on page 16 for a summary of director qualifications and selection criteria. Recommendations will be brought to the attention of, and be considered by, the Governance and Corporate Responsibility Committee.
Communicating with the Corporate Secretary
Notices and other communications relating to items of business to be presented and considered at the annual meeting (shareholder proposals, director nominations and other items of business), as well as communications directed to the Governance and Corporate Responsibility Committee concerning shareholder recommendations of director nominees, are required to be delivered to the Corporate Secretary. Such notices and communications must be sent to Kristy T. Harlan, Senior Vice President, General Counsel and Corporate Secretary, Weyerhaeuser Company, 220 Occidental Avenue South, Seattle, Washington 98104.
2024 Annual Meeting & Proxy Statement | 63

Information About the Meeting
Attending and Participating at the Annual Meeting
Date and Time
The 2024 Annual Meeting of Shareholders will be held virtually by means of an audio webcast on Friday, May 10, 2024, beginning at 8:00 a.m. Pacific Time. There will be no physical meeting location.
Access to the Audio Webcast
Access to the webcast will open approximately 15 minutes prior to the start of the annual meeting to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time.
To attend and participate in the annual meeting, log in at www.virtualshareholdermeeting.com/WY2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.
Technicians will be available to assist you with any technical difficulties you may experience when trying to access the virtual meeting. If you experience any such difficulties, please call the support number posted on the virtual shareholder meeting login page at www.virtualshareholdermeeting.com/WY2024.
Submitting Questions
Once online access to the 2024 annual meeting is open, shareholders may submit questions on www.virtualshareholdermeeting.com/WY2024. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Voting Matters
Proxy Information
On or about March 27, 2024, we began distributing to each shareholder entitled to vote at the annual meeting either (i) a Notice of Internet Availability of Proxy Materials; or (ii) this proxy statement, a proxy card and our 2023 Annual Report to Shareholders and Form 10-K. The Notice of Internet Availability of Proxy Materials contains instructions on how to:
•	Electronically access our proxy statement and our 2023 Annual Report to Shareholders and Form 10-K;
•	Vote, either via the internet at www.proxyvote.com, by scanning the QR code on your proxy card with your smartphone, by phone or at the virtual shareholder meeting; and
•	Receive a paper copy of our proxy materials by mail, if desired.
Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the board of directors. Proxies are solicited by the board of directors of the company.
Shareholders Entitled to Vote
Common shareholders of record at the close of business on the record date of March 11, 2024, are eligible to vote at the annual meeting. On that date, 729,616,628 common shares were outstanding. Each common share entitles the holder to one vote on the items of business to be considered at the annual meeting.
64 | Weyerhaeuser Company

Vote Required for Items of Business
The presence, virtually or by proxy, of holders of a majority of Weyerhaeuser’s outstanding common shares is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and “broker nonvotes” (explained below) are counted for the purpose of determining the presence or absence of a quorum. Under Washington law and the company’s Articles of Incorporation and bylaws, if a quorum is present at the meeting:
•	Item 1 — Each nominee for election as a director will be elected to the board of directors if the votes cast “for” such nominee exceed the votes cast “against” the nominee;
•
Item 2 — The advisory vote to approve the compensation of the named executive officers as disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

•
Item 3 — Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2024 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Nonvotes
Abstentions, “broker nonvotes” and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of Item 1 (Election of Directors), Item 2 (Advisory Vote to Approve the Compensation of the Named Executive Officers) or Item 3 (Vote to Ratify the Selection of the Independent Registered Public Accounting Firm). A “broker nonvote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item but votes on another matter presented at the meeting. This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items.
Brokers and other share custodians do not have discretion to vote on nonroutine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on Items 1 or 2 and your shares will instead be considered “broker nonvotes” on each such item. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2024 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal at its discretion if you do not provide voting instructions on that item, and such vote would be included in determining whether a quorum exists for holding the annual meeting.
Options for Casting Your Vote
You may vote your common shares in one of several ways, depending upon how you own your shares.
If you are a shareholder of record, you can vote any one of four ways:
•
Vote on the Internet — Go to www.proxyvote.com and follow the instructions. You will need to have your control number (from your Notice of Internet Availability of Proxy Materials or proxy card) to vote on the website.

•	Vote at the Virtual Meeting — You will be able to vote your shares at the virtual meeting using your control number (from your Notice of Internet Availability of Proxy Materials or proxy card).
•	Vote by Phone — Call 1-800-690-6903 and follow the instructions. You will need your control number (from your Notice of Internet Availability of Proxy Materials or proxy card) with you when you call.
•	Vote by Mail — Complete, sign, date and return your proxy card in the envelope provided with your proxy materials in advance of the meeting.
If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares.
Revocation of Proxies
Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary prior to the virtual annual meeting or by timely executing and delivering, by internet or telephone, another proxy dated as of a later date. You may also revoke a previously issued proxy by voting at the virtual annual meeting.
2024 Annual Meeting & Proxy Statement | 65

Other Matters
Proxy Solicitation
Proxies are solicited by the board of directors. All expenses of soliciting proxies will be paid by the company. Proxies may be solicited personally or by telephone, mail, email or the internet by directors, officers or employees of the company, but the company will not pay any compensation for such solicitations. The company expects to pay fees of approximately $20,000 for assistance by Innisfree M&A Incorporated in the solicitation of proxies. In addition, the company will reimburse brokers, banks and other persons holding shares as nominees for their expenses related to sending material to their principals and obtaining their proxies.
Duplicative Shareholder Mailings
Many of our registered and beneficial shareholders hold their shares in multiple accounts or share an address with other shareholders, which results in unnecessary and costly duplicate mailings of our proxy materials to shareholders. You can help us avoid these unnecessary costs as follows:
•
Shareholders of Record — If your shares are registered in your own name and you would like to consent to the delivery of a single Notice of Internet Availability of Proxy Materials, proxy statement or annual report, you may contact our transfer agent, Computershare, by mail at PO Box 43006, Providence, RI 02940-3078, or by telephone at 1-800-561-4405.

•	Beneficial Shareholders — If your shares are held of record by a broker, bank or other custodian rather than in your own name, please contact a representative of the holder of record for instructions.
•
Right to Request Separate Copies — If you consent to the delivery of a single Notice of Internet Availability of Proxy Materials, proxy statement or annual report, but later decide that you would prefer to receive a separate copy of any of these materials, please notify Computershare using the contact information above if you are a registered shareholder of record, or contact your broker, bank or other holder of record if you are a beneficial shareholder.

2023 Annual Report to Shareholders and Form 10-K
This proxy statement has been preceded or accompanied by the company’s 2023 Annual Report, which also includes a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. These materials are also available at www.proxyvote.com. The 2023 Annual Report contains audited financial statements and other information about the company. Except for those pages specifically incorporated into this proxy statement, such report is not to be deemed a part of the proxy soliciting material.
Our Annual Report on Form 10-K, including financial statements, is available on our website at investor.weyerhaeuser.com/sec-filings and on the SEC’s website at www.sec.gov. We will also provide without charge to each person solicited pursuant to this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K. Requests should be in writing and addressed to the attention of Investor Relations, 220 Occidental Avenue South, Seattle, Washington 98104. Alternatively, you can order a hard copy by visiting our website at investor.weyerhaeuser.com/faq under “How can I get a copy of the most recent annual report?”.
Other Business
In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the company knew of no other matters that might be presented for shareholder action at the annual meeting.
66 | Weyerhaeuser Company

Appendix A
Reconciliation of Non-GAAP Measures to GAAP
Adjusted EBITDA (earnings before interest, taxes, depreciation, depletion, amortization, basis of real estate sold and special items) and Adjusted FAD (funds available for distribution) represent financial measures that are calculated other than in accordance with GAAP. These non-GAAP measures should not be considered in isolation from, and are not alternatives to, our results reported in accordance with U.S. GAAP. However, we believe these measures provide meaningful supplemental information to investors about our operating performance and liquidity position, better facilitate period-to-period comparisons and are widely used by analysts, lenders, rating agencies and other interested parties. Our definition of Adjusted EBITDA and Adjusted FAD may be different from similarly titled measures reported by other companies.
We use Adjusted EBITDA to evaluate the company’s operating performance. We define Adjusted EBITDA as operating income adjusted for depreciation, depletion, amortization, basis of real estate sold and special items.
The table below reconciles consolidated Adjusted EBITDA to consolidated net earnings, as that is the most directly comparable U.S. GAAP measure.
Dollar Amounts in Millions	2023
Net earnings	$839
Interest expense, net of capitalized interest	280
Income taxes	98
Net contribution to earnings	$1,217
Nonoperating pension and other postemployment benefit costs	45
Interest income and other	(76)
Operating income	$1,186
Depreciation, depletion and amortization	500
Basis of real estate sold	93
Special items included in operating income (1)	(85)
Adjusted EBITDA	$1,694
(1)
Operating income includes pre-tax special items consisting of an $84 million gain on the sale of timberlands, a $25 million legal benefit, a $14 million insurance recovery, $27 million of legal expense and an $11 million noncash environmental remediation charge.

The table below reconciles Adjusted EBITDA to operating income for our Natural Climate Solutions business. We reconcile Adjusted EBITDA for this business to operating income (rather than net earnings) because we do not allocate interest expense, income taxes and nonoperating pension expense to our business segments.
Dollar Amounts in Millions	2023
Operating income	$35
Depreciation, depletion and amortization	1
Basis of real estate sold	11
Adjusted EBITDA	$47
We use Adjusted FAD to evaluate the company’s liquidity. Adjusted FAD, as we define it, is net cash from operations adjusted for capital expenditures and significant nonrecurring items. Adjusted FAD measures cash generated during the period (net of capital expenditures and significant nonrecurring items) that is available for dividends, repurchases of common shares, debt reduction, acquisitions and other discretionary and nondiscretionary capital allocation activities. The table below reconciles consolidated Adjusted FAD to consolidated net cash from operations, as that is the most directly comparable U.S. GAAP measure.
Dollar Amounts in Millions	2023
Net cash from operations	$1,433
Capital expenditures	(447)
Adjusted FAD	$986
(Appendix A continued on next page)
2024 Annual Meeting & Proxy Statement | A-1

Operating Performance Comparisons
Data used for peer rankings are sourced from public filings and results for all comparator companies (including Weyerhaeuser) are based solely on North American operations. Peer comparators for our Wood Products manufacturing businesses (lumber, oriented strand board and engineered wood products) are Boise Cascade Company, Canfor Corporation, Interfor Corporation, Louisiana-Pacific Corporation and West Fraser Timber Co. Ltd. For lumber margin calculations, expenses for softwood lumber countervailing and anti-dumping duties are included for all comparator companies. Peer comparators for our Timberlands business are the National Council of Real Estate Investment Fiduciaries (NCREIF) Timberland Index and Rayonier Inc. To improve comparability with peer disclosures, results for our Timberlands segment include non-timber income otherwise reported in our Energy and Natural Resources business.
A-2 | Weyerhaeuser Company

Weyerhaeuser

WEYERHAEUSER COMPANY
220 OCCIDENTAL AVE S
SEATTLE, WA 98104

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET

Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 9, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WY2024**
You may attend the meeting via the Internet and vote during the meeting. Have available the information that is printed in the box marked by the arrow below and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 9, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V32962-P04854 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WEYERHAEUSER COMPANY

The Board of Directors recommends you vote FOR each of the nominees for director in the following proposal:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Mark A. Emmert	☐	☐	☐
1b. Rick R. Holley	☐	☐	☐
1c. Sara Grootwassink Lewis	☐	☐	☐
1d. Deidra C. Merriwether	☐	☐	☐
1e. Al Monaco	☐	☐	☐
1f. James C. O'Rourke	☐	☐	☐
1g. Nicole W. Piasecki	☐	☐	☐
1h. Lawrence A. Selzer	☐	☐	☐
1i. Devin W. Stockfish	☐	☐	☐
1j. Kim Williams	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:	**For**	**Against**	**Abstain**
3. Ratification of the selection of the independent registered public accounting firm for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer or person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2024 Notice and Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V32963-P04854

ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2024
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick R. Holley, Devin W. Stockfish and Kristy T. Harlan, and each of them with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Weyerhaeuser Company to be held at www.virtualshareholdermeeting.com/WY2024, on Friday, May 10, 2024, at 8:00 a.m., Pacific Time, and all adjournments or postponements thereof. Shares will be voted as directed on the reverse side of this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the Annual Meeting of Shareholders. **If the proxy card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.**

Continued and to be signed on reverse side